UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MERCANTILE BANKSHARES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MERCANTILE BANKSHARES CORPORATION

NOTICE OF THE 2005

ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of Mercantile Bankshares Corporation, a Maryland corporation, will be held on Tuesday, May 10, 2005, at 10:30 a.m., local time, in the Board room of Mercantile-Safe Deposit and Trust Company, Two Hopkins Plaza, Baltimore, Maryland, for the following purposes:

1.	To elect seven Class III directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	To vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2005;

3.	To vote on the approval of the Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 1, 2005, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided, or authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy card.

By Order of the Board of Directors

John L. Unger

Secretary

April 8, 2005

PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished on or about April 8, 2005, to the stockholders of Mercantile Bankshares Corporation, a Maryland corporation, in connection with the solicitation of proxies by its Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournment or postponement thereof. The purposes of the meeting are set forth in the accompanying notice of Annual Meeting of Stockholders.

Mercantile Bankshares Corporation, with headquarters in Baltimore, Maryland and more than $14 billion in assets, is a regional multibank holding company. It is comprised of 13 banks and a mortgage banking company. Our 13 banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania. Mercantile-Safe Deposit and Trust Company represents approximately one-third of total assets and operates 26 offices in Maryland and one commercial office in southern Pennsylvania. In this proxy statement, Mercantile Bankshares Corporation is referred to as “our,” “we” and “Bankshares,” our stockholders are referred to as “you,” and Mercantile-Safe Deposit and Trust Company is referred to as “MSD&T.”

The mailing address of our principal executive office is Two Hopkins Plaza, Baltimore, Maryland 21201. Our telephone number is 410-237-5900 and our corporate Website is www.mercantile.com.

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

Our 2005 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Tuesday, May 10, 2005, at 10:30 a.m., local time, in the Board room of MSD&T, Two Hopkins Plaza, Baltimore, Maryland. The doors to the meeting room will open for admission at 10:00 a.m.

Who May Attend the Annual Meeting

Only stockholders who own common stock as of the close of business on April 1, 2005, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our banking customers and employees.

Webcast of Annual Meeting

The audio portion of the Annual Meeting will be available by telephone dial-in and by webcast. To listen by telephone, please dial 1-888-889-5345 or, internationally, 973-339-3086 ten minutes prior to the start of the meeting and ask to be connected to the Mercantile Bankshares Annual Meeting. You may also listen to the Annual Meeting through the Internet at Investor Relations, Conferences, http://www.mrbk.com/invest/conferences.html. If you choose to listen by phone or through the Internet, you will not be deemed to be in attendance at the Annual Meeting in person, will not able to ask questions and will receive only the audio portion of the Annual Meeting. In order to vote at the Annual Meeting, you must either authorize a valid proxy or attend the Annual Meeting and vote in person.

An audio replay of the Annual Meeting will be available beginning at noon on May 10, 2005, until May 24, 2005, by dialing 877-519-4471 and the access code/pin # is 4644353. An audio replay will also be available through the Internet beginning at noon on May 10, 2005, until May 24, 2005, at http://www.mrbk.com/invest/conferences.html.

Who May Vote

Each share of common stock is entitled to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 1, 2005. As of March 11, 2005, there were 79,420,167 shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. To vote by proxy, please date, execute and mail the enclosed proxy card, or authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy card—your “proxies”—will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted and, if voted, whether your shares should be voted for or against each of the other proposals. If you date, sign and return the card without indicating your instructions, your shares will be voted as follows:

•	For the election of each of the seven Class III nominees to serve as director until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2005 fiscal year;

•	For the approval of the Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors; and

•	In the discretion of your proxy on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy card at any time before it is exercised by delivering to us a signed proxy card with a date later than your previously delivered proxy card, by voting in person at the Annual Meeting or by sending a written revocation to our Secretary. Your most current proxy card is the one that will be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on a particular matter because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Vote Requirements

The nominees for election to the Board of Directors will be elected at the Annual Meeting by a plurality of all the votes cast at the Annual Meeting. The proposal to ratify the appointment of our auditors and the proposal to approve the Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors which is referred to herein as the “Stock Retainer and Deferred Compensation Plan” require the affirmative vote of a majority of all votes cast on such proposal. With respect to the election of directors and each of the proposals, abstentions and broker non-votes are not counted as votes cast and, therefore, will have no effect on these items.

Board Attendance at Annual Meetings

It is our policy to encourage all members of the Board to attend annual meetings of stockholders. Fifteen of the eighteen directors in office at the time attended last year’s annual meeting.

Other Matters

The Board of Directors does not intend to present any business at the Annual Meeting other than the management proposals discussed in this proxy statement. Under our Bylaws, generally, no business other than the proposals described in the proxy statement may be transacted at the Annual Meeting. Pursuant to Rule 14a-4 of the Exchange Act, if our Board determines to permit a stockholder proposal to be considered at the Annual Meeting which was not received between December 9, 2004, and January 8, 2005, as required by our Bylaws, management proxy holders are allowed to use their discretion in voting on the proposal at the Annual Meeting, without any discussion of the matter in this proxy statement.

Information About the Proxy Statement

General.    We sent you the proxy materials because the Board of Directors, on behalf of Bankshares, is soliciting your proxy to vote your shares at the Annual Meeting. If you own common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of the proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to request a consolidated mailing of these materials, or to have all your accounts registered in the same name and address, by contacting the Transfer Agent for our common stock, American Stock Transfer and Trust Company, at www.amstock.com or 1-800-937-5449. The proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. On April 8, 2005, we began mailing our Annual Report and the proxy materials to all stockholders of record as of the close of business on April 1, 2005.

Electronic Delivery.    You can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report for future meetings electronically over the Internet. If you hold shares in your name (instead of through a broker or other nominee), you can choose this option by contacting the Transfer Agent for our common stock at www.amstock.com or 1-800-937-5449. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

If you choose to receive your proxy materials and annual report electronically, then prior to next year’s Annual Meeting you will receive e-mail notification when the proxy materials and annual report are available for your on-line review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to the Transfer Agent for our common stock at American Stock Transfer and Trust Company, Customer Service, 59 Maiden Lane, New York, New York 10038.

ELECTION OF DIRECTORS

The Board of Directors currently has 20 members. The Board of Directors has determined that a majority of the Board of Directors is comprised of independent directors, as defined in Nasdaq Rule 4200. Our independent directors are: Cynthia A. Archer, R. Carl Benna, William R. Brody, M.D., Eddie C. Brown, George L. Bunting, Jr., Anthony W. Deering, Darrell D. Friedman, Freeman A. Hrabowski, III, Jenny G. Morgan, Morton B. Plant, Christian H. Poindexter, Clayton S. Rose, James L. Shea and Donald J. Shepard. Our charter provides that the directors are divided into three classes. One class of directors is elected at each annual meeting to hold office for a term of three years and until their successors have been duly elected and qualify.

Unless otherwise directed, each of the persons named in the enclosed proxy card, or his or her substitute, will vote for the election of each of the seven nominees listed below as director for a three-year term and until his or her successor is duly elected and qualifies. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that each of the persons named in the proxy card, or his or her substitute, will vote for an alternate nominee who will be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Proxies may be voted only for the nominees named or such alternates.

The Board of Directors recommends that stockholders vote “FOR” each of the nominees listed below to serve as a Class III director until the 2008 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

The following sets forth for all nominees for director, the age, principal occupation, position presently held with Bankshares, and the year in which the person first became a director. The ages of the nominees are as of the date of the mailing of the proxy statement. Each nominee is currently a member of the Board of Directors.

Class III Director Nominees to Serve until the 2008 Annual Meeting of Stockholders

EDDIE C. BROWN (age 64) has been the President of Brown Capital Management, an investment management firm, since 1983. He is a director of Municipal Mortgage and Equity, L.L.C., and of the following Brown Capital Management Mutual Funds: Equity, Balanced, Mid-Cap, Small Company, and International. Mr. Brown was elected a director of MSD&T in 2003 and elected a director of Bankshares in 2003. He is a member of the Board’s Executive Committee and Nominating and Corporate Governance Committee.

ANTHONY W. DEERING (age 60) is Chairman of the Board, Exeter Capital, a private equity firm, and Chairman of the Board, The Charlesmead Foundation, and served as the Chairman and Chief Executive Officer of The Rouse Company, a corporation focusing on regional shopping centers and community development, from 1997 until 2004. He is a director of the T. Rowe Price Mutual Funds. Mr. Deering was elected a director of MSD&T in 2003 and a director of Bankshares in 2003. He is a member of the Board’s Compensation Committee.

FREEMAN A. HRABOWSKI, III (age 54) is the President of the University of Maryland Baltimore County. Dr. Hrabowski has served in this capacity since 1993. He is a director of Constellation Energy Group, Inc., Broadwing Corporation and McCormick & Company, Inc. Dr. Hrabowski was elected a director of MSD&T in 1996 and a director of Bankshares in 1996. He is Chair of the Board’s Nominating and Corporate Governance Committee and a member of the Employee Benefit Committee.

JENNY G. MORGAN (age 45) has, since 1997, been President and Chief Executive Officer of ViPS, Inc., a healthcare information solutions company that became part of Web-MD Corporation in 2004. She has been Executive Vice President, Payer Services of Web-MD, since February 2005. She was elected a director of MSD&T in March 2004, and a director of Bankshares in March 2004. She is a member of the Board’s Audit Committee.

CLAYTON S. ROSE (age 46) has been a director since 2001. Mr. Rose has been an adjunct professor at Columbia University’s Graduate School of Business and New York University’s Stern School of Business since 2002. From 1981 through 2000, Mr. Rose worked at JP Morgan & Co., Inc. He held a series of senior management positions at JP Morgan & Co., Inc., including heading each of the firm’s Global Investment Banking and Global Equities divisions and serving as a member of the firm’s executive committee. He also served as Vice Chairman and Chief Operating Officer of the investment bank of JP Morgan Chase & Co. following the merger of the two firms in 2001. Mr. Rose serves as a director of Lexicon Genetics, The YMCA of Greater New York, Public/Private Ventures and is a member of the Visiting Committee for the College and the Council for the Graduate School of Business at the University of Chicago. He received his A.B and M.B.A. from the University of Chicago.

DONALD J. SHEPARD (age 58) has been Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., a holding company of insurance and insurance-related companies since April 2002. Mr. Shepard has been a member of the Executive Board of AEGON N.V. since 1992. He also serves as a director of AEGON U.S. Corporation, a holding company of AEGON’s U.S. operations. From 1989 until April 2002, Mr. Shepard served as President and Chief Executive Officer of AEGON USA, Inc., a subsidiary of AEGON N.V. In addition, Mr. Shepard served on the Board of Directors of AEGON USA, Inc. from February 1989 through April 2002, and as Chairman of that Board from May 1992 to July 1999 and from May 2000 to April 2002. He is a director of CSX Corporation. Mr. Shepard was elected a director of MSD&T in 1992 and a director of Bankshares in 1992. He is a member of the Board’s Compensation Committee.

JAY M. WILSON (age 58) has been a Vice Chairman of Bankshares, and Chief Executive Officer of the Investment and Wealth Management Division of MSD&T since January 2005. From September 1998 until December 2004, he was General Partner of Spring Capital Partners, L.P., a private equity fund providing expansion and acquisition capital to emerging growth companies. He was elected a director of MSD&T in January 2005 and a director of Bankshares in January 2005.

CONTINUING DIRECTORS

The following sets forth for our directors who shall continue in office until the 2006 or the 2007 annual meetings of stockholders, as applicable, the age, principal occupation, position presently held with Bankshares, and the year in which the person first became a director.

Class I Directors Serving until the 2006 Annual Meeting of Stockholders

R. CARL BENNA (age 57) has been the President of North American Housing Corp., a manufacturer of modular structures sold to builders for resale since 1978. He was elected a director of MSD&T in 2003 and a director of Bankshares in 2003.

GEORGE L. BUNTING, JR. (age 64) is the President and Chief Executive Officer of Bunting Management Group, a private financial management company. Mr. Bunting has occupied this position since 1991. He is a director of Guilford Pharmaceuticals, Inc. Mr. Bunting was elected a director of MSD&T in 1992 and a director of Bankshares in 1992. He is a member of the Board’s Audit Committee and Executive Committee. He is also the Chair of the Board’s Compensation Committee.

DARRELL D. FRIEDMAN (age 63) has been a consultant to the American Jewish Joint Distribution Committee since fall 2003. From 1986 until fall 2003, he was the President and Chief Executive Officer of THE ASSOCIATED: Jewish Community Federation of Baltimore. Mr. Friedman was elected a director of MSD&T in 1999 and a director of Bankshares in 1999.

ROBERT A. KINSLEY (age 64) is the Chairman and Chief Executive Officer of Kinsley Construction, Inc., a general and heavy construction firm. Mr. Kinsley has served in this capacity since 1996. Mr. Kinsley was elected a director of MSD&T in 1996 and a director of Bankshares in 1996.

ALEXANDER T. MASON (age 53) has served as Vice Chairman of Bankshares since joining Bankshares in November 2003. In January 2005, he was named Chief Operating Officer of Bankshares. He held the following positions at Deutsche Bank: Vice Chairman Deutsche Bank Americas from 2002 to 2003; Chief Operating Officer, Global Corporate Finance, from 2001 to 2002; Co-Head, Global Industry Group from 1999 to 2001 and Managing Director, Deutsche Bank Securities, from 1999 to 2003. He was elected a director of MSD&T in January 2005 and a director of Bankshares in January 2005.

CHRISTIAN H. POINDEXTER (age 66) was chairman of the executive committee of the board of directors of Constellation Energy Group, Inc., a public utility holding company, from July 2002 until he retired in March 2003. From November 2001 until July 2002, he was chairman of the board of Constellation, and from April 1999 until November 2001 he was also Constellation’s chief executive officer. Mr. Poindexter was chairman of the board of Baltimore Gas and Electric Company from 1993 until July 2002. From 1993 until July 2000 he was also its chief executive officer. He is a director of DNP Select Income Fund. Mr. Poindexter was elected a director of MSD&T in 1987 and a director of Bankshares in 1987. He is a member of the Board’s Audit Committee, Compensation Committee and Executive Committee.

JAMES L. SHEA (age 52) is the Managing Partner of Venable LLP, a law firm engaged in the general practice of law. Mr. Shea has been Managing Partner of that firm since 1995. Mr. Shea was elected a director of MSD&T in 2001 and a director of Bankshares in 2001. He is a member of the Board’s Executive Committee.

Class II Directors Serving until the 2007 Annual Meeting of Stockholders

CYNTHIA A. ARCHER (age 51) is Vice President of Marketing and Development of Sunoco, Inc, a major oil refiner. Ms. Archer has occupied this position since January 2001. From June 1999 until January 2001 she was Senior Vice President, Operations, Williams-Sonoma, Inc. Prior thereto, she was Senior Vice President-Intermodal Service Group, Conrail, Inc. and Consolidated Rail Corporation. Ms. Archer is a director of Sunoco Logistics Partners, LP. She was elected a director of MSD&T in 1997 and elected a director of Bankshares in 1997. She also serves as Chair of the Board’s Audit Committee and as a member of the Board’s Nominating and Corporate Governance Committee.

RICHARD O. BERNDT (age 62) is the Managing Partner of Gallagher, Evelius & Jones, LLP, a law firm engaged in the general practice of law. Mr. Berndt has been a partner in that firm since 1972. He is a director of Municipal Mortgage and Equity, L.L.C. Mr. Berndt was elected a director of MSD&T in 1976 and elected a director of Bankshares in 1978. He is Chair of the Board’s Employee Benefit Committee and is a member of the Board’s Executive Committee.

HOWARD B. BOWEN (age 54) is the President and Chief Executive Officer of Ewing Oil Company, Inc., a gasoline distributor. He has held this position since 1988. Mr. Bowen was elected a director of MSD&T in 2003 and elected a director of Bankshares in 2003.

WILLIAM R. BRODY, M.D. (age 61) is the President of Johns Hopkins University. Dr. Brody has occupied that position since 1996. Dr. Brody is a director of Medtronic, Inc. He was elected a director of MSD&T in 1996 and elected a director of Bankshares in 1996. He is a member of the Board’s Nominating and Corporate Governance Committee.

EDWARD J. KELLY, III (age 51) has been the Chairman of the Board of Directors of Bankshares since March 2003, and President and Chief Executive Officer of Bankshares, and Chairman of the Board and

Chief Executive Officer of MSD&T, since March 2001. Mr. Kelly served as Managing Director, Head of Global Financial Institutions and as Co-Head of Investment Banking Client Management of J. P. Morgan, Chase & Co. during January 2001. Prior thereto, he was a Managing Director of J. P. Morgan & Co. Incorporated and was Head, Global Financial Institutions from February 2000 through December 2000, and Member, Global Investment Banking Management Committee from December 1997 through December 2000. Mr. Kelly is a director of Axis Capital Holdings Limited, CIT Group, Inc., CSX Corporation, Constellation Energy Group, Inc. and Hartford Financial Services Group. He was elected a director of MSD&T in 2001 and elected a director of Bankshares in 2001. Mr. Kelly is the Chair of the Board’s Executive Committee. Mr. Kelly has advised Bankshares that he will be serving on no more than three boards of directors (including the Bankshares Board) by January 2006.

MORTON B. PLANT (age 68) has been a consultant to Keywell LLC, a recycler of stainless steel and high temperature alloy scrap metal, since 2002. Prior to that time, Mr. Plant was Chairman and Vice Chairman of that company. He was elected a director of MSD&T in 1997 and elected a director of Bankshares in 1997. He is a member of the Board’s Audit Committee and Employee Benefit Committee.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors held ten meetings during 2004 and has the following standing committees: Audit, Nominating and Corporate Governance, Compensation, Employee Benefit and Executive. The following table shows the current membership of these committees. All of the directors attended at least 75% of all the meetings of the Board and all meetings of the Board committees on which he or she served during the last fiscal year.

Name	Audit		Nominating and Corporate Governance		Compensation		Employee Benefit		Executive
Cynthia A. Archer	X	*	X
Richard O. Berndt							X	*	X
William R. Brody, M.D.			X
Eddie C. Brown			X						X
George L. Bunting, Jr.	X				X	*			X
Anthony W. Deering					X
Freeman A. Hrabowski, III			X	*			X
Edward J. Kelly, III									X	*
Jenny G. Morgan	X
Morton B. Plant	X						X
Christian H. Poindexter	X				X				X
Clayton S. Rose	X				X
James L. Shea									X
Donald J. Shepard					X

*	Committee Chair

Audit Committee

The Audit Committee consists of six directors (named in the foregoing chart) and assists the Board of Directors in monitoring the integrity of our and our subsidiaries’ financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditors, our compliance with legal and regulatory requirements and our systems of internal control over financial reporting. The Audit Committee selects and oversees the engagement and compensation of our independent auditors. Each member of the Audit Committee is an independent director, as independence for audit committee members is defined in the listing standards of the Nasdaq National Market and in Section 10A of the Securities Exchange Act of 1934, as amended, and the Board of Directors has determined that Messrs. Bunting, Plant and Poindexter are audit committee financial experts as defined in the regulations of the Securities and Exchange Commission. The Audit Committee met 11 times during the year, which included meetings held separately with management, internal auditors and the independent auditor. The Audit Committee operates under a written charter which was attached as Appendix A to our proxy statement for our annual meeting held April 30, 2003 and is available on our website, www.mercantile.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of four members (named in the foregoing chart) and assists the Board in identifying qualified individuals to be nominated to become Board members, determining the composition of the Board of Directors and its committees, developing and monitoring a process to assess Board effectiveness, and developing and implementing our corporate governance guidelines. Each member of the Nominating and Corporate Governance Committee is an independent director, as defined in the listing standards of the Nasdaq National Market. The Nominating and Corporate Governance Committee met four times during the year. The Bankshares Corporate Governance Guidelines provide that each director should possess the highest personal and professional ethics and integrity, and be devoted to representing the interests of Bankshares and its stockholders, and that a director must be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively. Bankshares seeks to have a Board of Directors representing a broad range of experiences in business, government, education, community and other non-profit organizations, technology and in various areas relevant to Bankshares’ businesses. The Nominating and Corporate Governance Committee also will consider the diversity (including gender and minority status), age, skills and other factors relevant to a director’s overall qualifications in determining a combination of directors that will best serve the needs of the Board and Bankshares.

The Board of Directors has a policy that stockholders may propose nominees for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee in accordance with the timeframes required in our Bylaws. (See the discussion of the timeframes for the 2006 annual meeting under the heading “Stockholder Proposals for the 2006 Annual Meeting.”) Submissions must be made to the Nominating and Corporate Governance Committee, c/o Mercantile Bankshares Corporation, Secretary, Two Hopkins Plaza, Baltimore, Maryland 21201. The Nominating and Corporate Governance Committee considers the qualifications for directors set forth in the Corporate Governance Guidelines and set forth in the preceding paragraph in selecting a director nominee and does not impose additional qualifications on stockholder-recommended potential nominees.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee may consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through referrals from current Board members, professional search firms, stockholders or other persons. Ms. Morgan, who was elected to the Board in 2004, was brought to the attention of the Nominating and Corporate Governance Committee by one of our non-management directors. Candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

The Nominating and Corporate Governance Committee operates under a written charter which is included on our website, www.mercantile.com.

Compensation Committee

The Compensation Committee consists of five members (named in the foregoing chart) and advises the Board of Directors with respect to the Bankshares compensation policies, assists the Board of Directors in discharging its responsibilities in respect of compensation of our executive officers and produces an annual report on executive compensation for inclusion in the Bankshares proxy statement. Each member of the Compensation Committee is an independent director, as defined in the listing standards of the Nasdaq National Market, and is a non-employee director, as defined in the applicable rules of the Securities and Exchange Commission. The Compensation Committee met three times during the year. The Compensation Committee operates under a written charter which is included on our website, www.mercantile.com.

Employee Benefit Committee

The Employee Benefit Committee consists of three members (named in the foregoing chart) and met once during 2004. Each member of the Employee Benefit Committee is an independent director, as defined in the listing standards of the Nasdaq National Market. It has general responsibility for receiving reports from, and giving advice to, the Administrator of our tax-qualified Cash Balance Pension Plan, Thrift Plan and

Health and Welfare Insurance Plan. The Committee is responsible for selecting the Plans’ Administrator and reviewing recommendations for changes to the Plans and their methods of funding. The Employee Benefit Committee also has some oversight responsibility with respect to our Supplemental Cash Balance Pension Plan and Supplemental Thrift Plan.

Executive Committee

The Executive Committee consists of six members (named in the foregoing chart) and exercises the authority of the Board of Directors on such matters as are delegated to it by the Board from time to time and exercises the powers of the Board between meetings of the Board. Some members of the Executive Committee are not independent directors, as defined in the listing standards of the Nasdaq National Market. The Executive Committee met once during the year.

STOCK OWNERSHIP BY DIRECTORS,

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

This table indicates the amount of Bankshares common stock beneficially owned by our executive officers, directors and nominees for director as of March 11, 2005. In general, “beneficial ownership” includes those shares a director, director nominee or executive officer has the power to vote or transfer, and stock options that are exercisable currently or that become exercisable within 60 days of such date. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Individual	Amount of Common Stock Beneficially Owned (1) (2)		Amount of Phantom Stock Units Beneficially Owned (3)
Cynthia A. Archer	550		6,012
R. Carl Benna	22,214	(4)	876
Richard O. Berndt	32,781		11,403
Kenneth A. Bourne, Jr.	50,430		0
Howard B. Bowen	13,524		865
William R. Brody, M.D.	2,150		386
Eddie C. Brown	3,000		724
George L. Bunting, Jr.	15,897		0
Anthony W. Deering	45,000		1,108
Peter W. Floeckher, Jr.	20,673		0
Darrell D. Friedman	100		4,172
Ellen D. Harvey	3,333		0
Priscilla S. Hoblitzell	2,700		0
Freeman A. Hrabowski, III	190		3,819
Deborah A. Kakaris	7,019		0
Edward J. Kelly, III	185,453		0
Robert A. Kinsley	15,090		4,674
Kevin A. McCreadie	25,660		0
Alexander T. Mason	26,668		0
Jenny G. Morgan	15		585
Michael M. Paese	8,333		0
Morton B. Plant	3,350	(5)	3,248
Christian H. Poindexter	1,050		0
J. Marshall Reid	79,232	(6)	0
Clayton S. Rose	600		2,657
James L. Shea	603		1,400
Donald J. Shepard	13,500	(7)	7,022
Kaye A. Simmons	8,738		0
Terry L. Troupe	50,667		0
Frank K. Turner, Jr.	34,413		0
John L. Unger	16,667		0
Jay M. Wilson	23,575		0
Directors, nominees and executive officers as a group (32 persons)	713,175		48,951

(1)	On March 11, 2005, none of the individuals named in the above table owned beneficially more than 1% of the outstanding shares of Bankshares common stock. On that date, all of the directors, nominees and executive officers as a group owned beneficially approximately 0.96% of the outstanding common stock.

(2)	The numbers shown include the following amounts of our common stock that the following individuals, and the group, have the right to acquire, within 60 days of March 11, 2005, through the exercise of stock options granted pursuant to Bankshares’ stock option plans: Mr. Benna, 4,576; Mr. Bourne, 25,751; Mr. Bowen, 4,922; Mr. Floeckher, 18,543; Ms. Hoblitzel, 2,500; Ms. Kakaris, 6,667; Mr. Kelly, 110,000; Mr. McCreadie, 1,667; Mr. Mason, 16,668; Mr. Paese, 8,333; Mr. Reid, 42,667; Mr. Troupe, 38,454; Mr. Turner, 17,042; and Mr. Unger, 16,667. All directors, nominees and executive officers as a group, 314,457.

(3)	The phantom stock units are derivative securities held for the account of the respective director under the existing Deferred Compensation Plan and can be exchanged for shares of Bankshares common stock within 60 days if the person ceases to be a director of Bankshares.

(4)	Includes 2,000 shares held by two trusts for family members of which Mr. Benna is trustee, but has no beneficial interest.

(5)	Includes 1,500 shares owned by spouse.

(6)	Includes 8,021 shares owned by spouse.

(7)	Includes 12,500 shares owned by a family trust of which Mr. Shepard is not trustee, but in which he has a beneficial interest.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Class
Private Capital Management, L.P. Bruce S. Sherman Gregg J. Powers(1) 8889 Pelican Bay Blvd. Naples, FL 34108	5,204,423	6.6%

(1)	The information as to Private Capital Management, L.P., which is referred to herein as PCM, is as of February 14, 2005 and is based upon information furnished to Bankshares in a Schedule 13G. Bruce S. Sherman is chief executive officer and Gregg J. Powers is President of Private Capital Management. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group.

REPORT OF THE COMPENSATION COMMITTEE

Introduction

Decisions regarding the compensation of the Company’s executive officers are made by the Compensation Committee of the Board, which we refer to in this report as the Committee. Each member of the Committee is an independent director. The members of the Committee also comprise the compensation committee of MSD&T, the Company’s largest bank affiliate, and thus also make decisions regarding the compensation of MSD&T executives. The Committee administers the Bankshares and MSD&T cash incentive plans and the Bankshares stock-based incentive plan. In addition, the Committee is authorized to make recommendations to the Board with respect to base salaries, supplemental pension, deferred compensation, employment and similar agreements affecting our executive officers, and performs such other functions as may be delegated by the Board.

The Committee believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of the Company. Consequently, the Committee places considerable importance on its oversight of the design and administration of an executive compensation program. In order to achieve the overall goals and objectives of Bankshares, and recognizing the interest of stockholders in that achievement, the Committee, over a number of years, has developed and maintained an executive compensation program based on a philosophy that links executive compensation to individual and corporate performance and return to stockholders. This philosophy was intended to enable us to attract and retain highly-motivated executive personnel of outstanding ability and initiative and to align the interests of executives and stockholders. The executive compensation program consists of base salary, the opportunity for annual incentive cash compensation based on corporate performance, and continuing stock-based incentive compensation.

During 2003 the Committee engaged a nationally-known executive compensation and benefits consulting firm to complete a comprehensive review of the Company’s executive compensation program. The consultant’s report was delivered in December 2003 and the Committee’s decisions with respect to the executive compensation program for 2004 reflected the recommendations made in that report. The consultant recommended a peer group suitable for use in evaluating executive compensation, evaluated the competitiveness of Bankshares’ executive compensation arrangements and assessed the implications of Bankshares’ performance results for its executive compensation program. The consultant found that Bankshares’ profitability exceeds that of most of its peers, but that its earnings growth and stock performance have been modest compared to that of its peers. It also concluded that Bankshares’ overall level of executive compensation approximates the median of the peer group in total compensation (salary, annual incentive and long-term incentive). The consultant recommended minor refinements to the executive compensation program at Bankshares, including putting more pay at risk by enhancing annual incentive opportunities while moderating salary growth, and formalizing the use of long-term (i.e., stock-based) incentives. The consultant also recommended that the Committee adopt a charter, which it did in March 2004.

Historically, the Committee has taken various factors into consideration when establishing and reviewing executive compensation. Set forth below is an explanation of general principles governing the Committee’s approach to the three primary components of the executive compensation program and the factors considered in establishing compensation for the Company’s executive officers, including the Chief Executive Officer, for 2004.

Base Salary

Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. Salaries for senior executives are reviewed annually.

Cash Incentive Plans

In addition to base salary, the Committee also approves annual cash incentive compensation under four separate plans. No individual participates in more than one plan. As described below, under all four plans the maximum potential annual cash incentive compensation award for any recipient in any year is limited to a percentage (not to exceed 100%) of the individual’s applicable base salary.

The Annual Incentive Compensation Plan, or “Incentive Plan,” approved by the stockholders in 2002, is based on a formula tied directly to corporate performance and profitability. The Incentive Plan is intended to be the principal, but not exclusive, mechanism for cash bonus incentives for key executive employees, and certain executive employees may be excluded from the Incentive Plan.

The Committee chooses participants in the plan annually and there are three potential classes of participants. The maximum potential award is 100% of salary for Class I participants, 60% for Class II participants and 40% for Class III participants. Bonuses are based exclusively on quantifiable performance measures, including earnings per share, net operating income, or a combination thereof.

As to each performance measure, no award will be made unless the annual growth rate (based on prior year performance) equals or exceeds 3%. If the annual growth rate equals 3%, 10% of the applicable component of the potential award will be made. If the annual growth rate falls between 3% and 12%, then the percentage of the applicable component of the potential award to be made will be in proportion to ten times the excess of the annual growth rate over 2%. If the annual growth rate equals or exceeds 12%, the maximum amount of the applicable component of the potential award will be made. The limit on any award to any participant is the applicable percentage of salary noted above (i.e., 100%, 60% or 40%), but in no event can any participant receive an award in excess of $1,500,000.

Payment of awards made under the Incentive Plan are made in cash, except that the Committee has the discretion to pay a portion of the award in restricted shares of common stock to the extent that a participant’s award for a particular year exceeds 70% of the maximum potential award. Each of the named executive officers (with the exception of Mr. McCreadie) participated in the Incentive Plan in 2004. Incentive cash awards paid under the Incentive Plan to the named executive officers are reflected in the Summary Compensation Table under the caption “Bonus.” Such awards were based solely on the earnings per share performance measure.

The Committee also administers three other annual incentive compensation plans, one (approved in 2004) for the CEOs of Bankshares’ affiliates (the “Affiliate CEO Plan”), and two for MSD&T. The MSD&T plans include one for its Bank division (the “Bank Plan”) and one for its Investment and Wealth Management division (the “IWM Plan”). The purpose of these plans is to provide incentive for performance by affiliate CEOs and key employees at MSD&T who do not participate in the Incentive Plan and who do not have responsibilities that so directly affect corporate performance and profitability.

The Affiliate CEO Plan covers the CEOs of all Bankshares’ bank affiliates and its mortgage company. The maximum potential annual award to any participant is either 60% or 40% of salary. Awards are earned based on growth in Bankshares’ annual earnings per share, growth in the net operating income of the applicable affiliate, measurable performance factors for the applicable affiliate (such as credit quality, loan growth, deposit growth, and cost control), and a discretionary component based on specified criteria, including compliance performance. Each of the four factors represents 25% of the maximum possible bonus.

The Bank Plan covers all senior vice presidents and selected vice presidents of the Bank division. The Bank Plan is modeled after the Incentive Plan. The maximum potential annual award to any participant is either 40% or 20% of salary. Awards are earned based on growth in Bankshares’ annual earnings per share, measurable performance factors (such as credit quality, loan growth, deposit growth, and cost control) based on job description, and a discretionary component based on specified personal goals, or a combination of some or all of the foregoing.

The IWM Plan covers all employees of the Bank’s Investment and Wealth Management division. Awards are determined based on annual growth in unit net operating income, measurable performance factors (such as performance versus peer group, new business development) based on job description, and a discretionary component based on specified personal goals, or a combination of some or all of the foregoing.

Stock–Based Incentive Plan

The 1999 Omnibus Stock Plan, as amended, or the “1999 Plan,” which was originally approved by the stockholders in 1999 and re-approved as amended by the stockholders in 2004, is designed to align the interests of key employees and stockholders, encouraging participants to maintain and increase their ownership of our common stock with the opportunity to benefit from our long-term performance. The 1999 Plan authorizes the issuance of up to 3,000,000 shares of common stock in the form of stock options, stock appreciation rights (SARs) or restricted stock. The 1999 Plan also authorizes the issuance of phantom stock units (PSUs). The 1999 Plan is administered by the Committee, which has the authority to grant options, SARs, restricted stock and PSUs.

In 2004, 460,572 options were granted under the 1999 Plan, 27,322 of which was performance-based. The options granted in 2004 become exercisable in equal annual installments over three years.

In 2004, the Committee approved a performance-based restricted stock program (the “2004 Program”) under the 1999 Plan. The 2004 Program covers seven senior executive officers of Bankshares, including each of the named individuals in the compensation table (other than Mr. McCreadie). The maximum potential annual award to any participant is restricted stock with a fair market value (determined at the end of the two-year performance period described below) equal to 100% of such participant’s annual salary as of March 29, 2004. The awards are granted only if Total Stockholder Return (defined as Bankshares common stock price appreciation plus dividends) during the two-year period beginning January 1, 2004 reflects a compounded annual growth rate of at least 12%.

Section 162(m)

Section 162(m) of the Internal Revenue Code provides for non-deductibility, in certain cases, of compensation paid to certain executives in excess of $1 million per year. Bankshares does not have a policy limiting compensation to amounts deductible under Section 162(m). The Incentive Plan and the 1999 Plan have been approved by the stockholders and are designed so that qualified performance-based awards issued under those plans would not be subject to Section 162(m) limits. Section 162(m) limits would apply to salary, bonuses in excess of bonuses under the Incentive Plan, restricted stock awards that are not performance-based and certain amounts included under “Other Annual Compensation” and “All Other Compensation” in the Summary Compensation Table.

Executive Officer Compensation

The Committee, in determining the 2004 compensation of the executive officers of Bankshares, including the Chief Executive Officer, reviewed total compensation for Bankshares’ CEO and 14 other executive officers for 2001, 2002 and 2003, and compared that to the total compensation for the top five executives of a peer group of 13 bank holding companies for 2001 and 2002 (together with certain financial performance information with respect to Bankshares and such peer group). The Committee has analyzed total compensation for 2004, including the effect of deferred compensation, SERPs and other items, and determined it is not excessive.

The Committee further reviewed profitability and capital strength ratios (return on assets, net interest margin, efficiency ratio, equity/assets and return on equity) and loan loss performance ratios (period-end non-performing assets to loans and OREO, net charge-offs to average loans, and period-end allowance to non-performing loans) as compared to comparable information for those banking companies that make up the appropriate Keefe, Bruyette & Woods, Inc. peer group of Bankshares for the years 1998 through 2002 and the quarter ended September 30, 2003, the most recent available at that time. In addition, the Committee reviewed information prepared by IDC Publishing based on information furnished by the FDIC for the third quarter of 2003 (the most recent available) ranking the Company based on 39 separate financial ratios, and comparing that ranking with selected banking institutions in Maryland, Delaware, District of Columbia and Virginia. The Committee also compared the performance of Bankshares to that of the 50 largest banks, as ranked by Keefe, Bruyette & Woods, Inc. for the third quarter of 2003 (the most recent available), based on return on assets, return on equity, net charge-offs to average loans, average equity to average assets, and average equity to average loans, and at September 30, 2003, the most recent available at that time, based on loan loss reserve to total loans, loan loss reserve to non-performing loans, and non-performing assets to loans and OREO. The Committee also reviewed the consultant’s report described above.

The Committee concluded that the Company’s profitability and capital strength ratios and performance ratios continued to be strong in a difficult rate and economic environment for the Company, and that the loan loss performance ratios were acceptable, both standing alone and based on the comparisons to the banking companies constituting the peer group. The Committee noted that the Company had retained its “superior” rating by IDC Publishing through the third quarter of 2003, and that the Company’s performance overall was strong when compared with the 50 largest banking institutions.

Chief Executive Officer Compensation

The executive compensation policies and philosophy described above are applied in setting Mr. Kelly’s compensation. The Committee makes a recommendation to the Bankshares Board of Directors, which determines Mr. Kelly’s compensation. Based on its review and its evaluation of Mr. Kelly’s qualifications, experience and responsibilities, as well as the performance information noted above, the Committee recommended to the Board that Mr. Kelly receive the cash and stock-based compensation described in the Summary Compensation Table, along with participation in the 2004 Program described above, and the Board adopted that recommendation. His 2004 base salary was $850,000, which remained unchanged from 2003 to 2004. In 2005, he received a cash award of $459,600 under the Incentive Plan in respect of performance during 2004. In addition, Mr. Kelly received non-qualified stock options for 65,000 shares of common stock. The options become exercisable in equal annual installments over three years. Annually, non-employee members of the Board of Directors evaluate the Chief Executive Officer’s performance, which is a factor in determining the Chief Executive Officer’s future compensation.

Summary

The Committee believes that this mix of salaries, potentially significant variable cash incentives (not to exceed the annual base salary) for short-term performance and the potential for longer-term equity ownership in the Company represents a balance that will motivate the executive management team to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of Bankshares in operating its business and appropriate rewards based on the creation of stockholder value.

The Compensation Committee

George L. Bunting, Jr. (Chair)

Anthony W. Deering

Christian H. Poindexter

Clayton S. Rose

Donald J. Shepard

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following line graph compares cumulative total stockholder return on our common stock with the Standard & Poor’s 500 Index and the Standard & Poor’s Banks Composite Index for the period December 31, 1999 through December 31, 2004. The graph assumes $100 invested at the closing price on December 31, 1999 and the reinvestment of all dividends.

	1999	2000	2001	2002	2003	2004
Bankshares	$100.00	$139.35	$142.81	$131.91	$160.92	$189.80
S&P 500	$100.00	$90.90	$80.09	$62.39	$80.29	$89.02
S&P Banks Composite Index	$100.00	$119.06	$119.08	$117.86	$154.16	$177.20

EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

Directors who are employees are not compensated for their services as directors. Starting in 2005, non-employee directors receive an annual retainer of $35,000 in December of each year and, if the stockholders approve the Stock Retainer and Deferred Compensation Plan, will receive an annual award of 500 shares of Bankshares common stock. The Chair of the Audit Committee receives an additional retainer of $15,500 per year for serving in this position and the other members of the Audit Committee receive an additional retainer of $5,500 for service on the Audit Committee. The Chairs of the Nominating and Corporate Governance Committee and the Compensation Committee receive an additional retainer of $5,000 per year for serving in those positions. Non-employee directors who are also members of certain MSD&T committees receive $500 for attendance at each committee meeting. Non-employee directors may elect to receive common stock, valued at the time of the election date in December, in lieu of all or a portion of their annual retainer. They may also elect to defer all or a portion of their annual retainers and other fees into, if approved, our Stock Retainer and Deferred Compensation Plan (otherwise, cash retainers and fees may be deferred into the existing Mercantile Bankshares Corporation and Participating Affiliates Unfunded Deferred Compensation Plan for Directors, which is discussed below and referred to herein as the Existing Deferred Compensation Plan). For additional information regarding the Stock Retainer and Deferred Compensation Plan, please refer to the discussion under the heading “Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors.”

During 2004 directors who were employees were not compensated for their services as directors. Non-employee directors received an annual retainer of $20,000 in December 2004. In addition, each outside director received a $750 fee for each meeting of the Board of Directors and $500 for each Board Committee meeting he or she attended. The Chair of the Audit Committee received an additional retainer of $5,000 in 2004 for serving in this position. Non-employee directors were able to elect to receive common stock, valued at the time of the election date in December, in lieu of all or a portion of their annual retainer and were able to defer all or a portion of their annual retainers and other fees into our Existing Deferred Compensation Plan. Under the Existing Deferred Compensation Plan, at the close of each calendar quarter the sum of cash deferred in that quarter by a director is converted to Phantom Stock units by dividing such sum by the closing market price of our common stock, and the Phantom Stock units are then cumulatively credited to the director’s account. At the close of each calendar quarter, the sum of dividend equivalents attributable to the director’s account at the beginning of the quarter, assuming that such dividends had actually been paid, is similarly converted to additional Phantom Stock units and cumulatively credited. When a participating director ceases to serve as a director, he or she (or a designated beneficiary) receives our common stock in exchange for the Phantom Stock units in his or her account. Notwithstanding the foregoing, any non-employee Director had the option to elect by May 31, 2004 to have the balance in his or her account attributable to fees deferred prior to April 1, 2004, plus any dividend equivalent phantom stock units earned after such date with respect to such balance, paid in cash rather than our common stock. If this election was made, then at the time the participant ceases to be a non-employee Director, this portion of his or her account will be credited with five percent interest per annum until the account is paid in full. Only one eligible director elected to receive his fees deferred prior to April 1, 2004 in cash.

Summary Compensation Table

The table below shows before-tax salary, bonus and other compensation for our Chief Executive Officer, and the four next highest compensated executive officers based on salary and bonus received for 2004.

Name and Principal Position						Long-Term Compensation Awards			All Other Compensation ($)(2)
Annual Compensation
	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)(1)		Securities Underlying Options (#)
Edward J. Kelly, III President and Chief Executive Officer	2004 2003 2002	$850,000 850,000 850,000	$459,600 — 392,300	$55,200 45,000 56,600	(3)	$	— 2,076,600 278,800	65,000 50,000 50,000	$79,000 126,500 78,400
Alexander T. Mason Vice Chairman and Chief Operating Officer(4)	2004 2003 2002	750,000 113,000 —	405,500 — —	— — —			— 433,000 —	25,000 25,000	62,900 200 —
Kevin A. McCreadie Executive Vice President(4)	2004 2003 2002	475,000 — —	425,000 — —	— — —			50,000 — —	5,000 — —	71,900 — —
J. Marshall Reid President of MSD&T	2004 2003 2002	400,000 400,000 400,000	216,300 — 184,600	— — —			— — 225,000	20,000 15,000 15,000	41,600 77,700 41,800
Peter W. Floeckher, Jr. Executive Vice President, Affiliate Management(4)	2004 2003 2002	400,000 320,000 —	216,300 — —	— — —			— 21,100 —	20,000 7,500 —	43,600 36,800 —

(1)	As of December 31, 2004, Mr. Kelly owned 62,083 shares of Bankshares restricted stock valued at $3,240,700; Mr. Reid owned 1,666 shares of Bankshares restricted stock valued at $87,000; Mr. Mason owned 10,000 shares of Bankshares restricted stock valued at $522,000; Mr. McCreadie owned 23,993 shares of Bankshares restricted stock valued at $1,252,400; and Mr. Floeckher owned 609 shares of Bankshares restricted stock valued at $31,800. All such restricted stock was issued under the Bankshares 1999 Omnibus Stock Plan, as amended, referred to herein as the 1999 Plan. Of Mr. Kelly’s shares, 2,083 were issued in 2002 (as part of a total grant of 6,250 shares) and 60,000 were issued in 2003. The 2002 grant vested on March 12, 2005, along with 210 dividend equivalent shares. The 2003 grant vests in its entirety on April 1, 2006, along with dividend equivalent shares accumulated during the period which totaled 3,431 shares at December 31, 2004. All of Mr. Reid’s shares were issued in 2002 as part of a total grant of 5,000 shares. That grant also vested on March 12, 2005, along with 67 dividend equivalent shares. Mr. Mason’s shares were granted to him in 2003 and vest in their entirety on November 1, 2006. Of Mr. McCreadie’s shares, 10,000 were issued in 2002, which vest in their entirety on August 15, 2005; 2,889 were issued in 2003, which vest in their entirety on July 31, 2005; 10,000 were issued in 2003 and vest in their entirety on December 31, 2006; and 1,104 were issued in 2004 and vest in their entirety on 2006. Of Mr. Floeckher’s shares, 609 were issued in 2002, which vested in their entirety in 2003. All grants are subject to forfeiture prior to vesting upon the occurrence of certain events. Dividends are not payable on Restricted Stock until such time as it vests. In lieu of dividends, we have and will set aside dividend equivalents for each grantee equal to the amount of dividends they would have received had dividends actually been paid on these shares and reinvested in common stock under our Dividend Reinvestment and Stock Purchase Plan. At each vesting date, the number of shares accumulated by these dividend equivalents will be issued as additional award shares under the 1999 Plan.

(2)	Represents the cost of group term life insurance deemed to be employee income under the Internal Revenue Code, and contributions made on behalf of the executive officer by MSD&T, and in the case of Mr. Floeckher, by another affiliate, to the Bankshares Thrift Plan and to supplemental thrift and cash balance pension plans as follows:

Name	Year	Life Insurance	Thrift Plan	Supplemental Plans	Total
Mr. Kelly	2004 2003 2002	$2,200 2,800 1,400	$12,300 12,000 12,000	$64,600 111,700 65,000	$79,000 126,500 78,400
Mr. Mason	2004 2003 2002	1,500 200 —	6,900 — —	54,500 — —	62,900 200 —
Mr. McCreadie	2004 2003 2002	100 — —	12,300 — —	59,500 — —	71,900 — —
Mr. Reid	2004 2003 2002	1,000 1,300 800	12,300 12,000 12,000	28,300 64,400 29,000	41,600 77,700 41,800
Mr. Floeckher	2004 2003 2002	1,900 1,000	12,300 12,000	29,400 23,800	43,600 36,800

(3)	Of this amount, $28,879 was the cost of personal air travel paid by the Company on behalf of Mr. Kelly. As to other amounts included in this number for Mr. Kelly (and as to other benefits received by the other officers in this table), see the discussion under the heading “Retirement Plans, Employment and Change of Control Agreements and Other Benefits—Other Benefits.”

(4)	Mr. Mason and Mr. Floeckher were appointed executive officers in November 2003, and Mr. McCreadie was appointed an executive officer in March 2004.

Option Grants in Last Fiscal Year

The following table gives information on stock options granted to the persons named in the Summary Compensation Table during 2004.

Stock Option Grant Table(1)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees	Exercise or base price ($/share)	Expiration date	Grant date present value ($/share) (2) (3)
Mr. Kelly	65,000	15.00%	$45.25	3/3/2014	$403,600
Mr. Mason	25,000	5.77	45.25	3/3/2014	155,200
Mr. McCreadie	5,000	1.15	45.25	3/3/2014	31,000
Mr. Reid	20,000	4.62	45.25	3/3/2014	124,200
Mr. Floeckher	20,000	4.62	45.25	3/3/2014	124,200

(1)	All of these options were granted pursuant to the 1999 Plan, are intended to be incentive stock options for federal income tax purposes to the extent permitted by law and regulations, were granted at market value on the date of grant, vest ratably over a three-year period and have a term of ten years. None of these options is performance-based.

(2)	Caution is recommended in interpreting the financial significance of these figures. The grant date present values are not intended to forecast possible future appreciation. Further, the figures do not reflect that no more than one-third of the options granted will become exercisable on and after each anniversary date of the grants. No gains to the optionees are possible without stock price appreciation.

(3)	The grant date present value of options granted ($6.2094 weighted average per share) is reported using the Black-Scholes option pricing model and assumes: (a) the grant date of March 3, 2004; (b) the exercise price of $45.25; (c) a weighted average expected option term of three years; (d) a risk-free interest rate of 2.66%; (e) a dividend yield of 2.92%; and (f) volatility of 22.32%.

Option Exercises and Year-End Values

The following table shows the number and value of stock options (exercised during 2004 and unexercised as of December 31, 2004) for the persons named in the Summary Compensation Table. No stock appreciation rights were outstanding in 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) (1)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
			Exercisable	Unexercisable(3)	Exercisable	Unexercisable
Mr. Kelly	—	—	55,001	139,999	$598,260	$1,481,989
Mr. Mason	—	—	8,334	41,666	74,589	322,911
Mr. McCreadie	—	—	0	5,000	0	34,750
Mr. Reid	26,340	$863,112	26,000	35,000	455,466	350,950
Mr. Floeckher	—	—	8,335	26,041	159,737	234,456

(1)	Represents the number of shares of common stock underlying options held by each person named in the Summary Compensation Table.

(2)	Calculated based on the closing price of our common stock on December 31, 2004 ($52.20) less the option exercise price. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

(3)	25,000 of Mr. Kelly’s options (valued at $323,750 as of December 31, 2004) shown as unexercisable at December 31, 2004 were subsequently forfeited in March 2005 because performance targets were not met.

Equity Compensation Plans

The following table provides information as of December 31, 2004 with respect to our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,735,688	$34.776	1,171,430
Equity compensation plans not approved by security holders	—	—	—
Total	1,735,688	$34.776	1,171,430

RETIREMENT PLANS, EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

AND OTHER BENEFITS

Cash Balance Pension Plan

We sponsor an employees’ cash balance pension plan which has been adopted by a majority of our affiliates. Each plan participant who was employed on January 1, 1991 was credited under the cash balance pension plan with a frozen accrued benefit representing the benefit he or she had earned under the plan, determined as of December 31, 1990, and based generally on past service and career average annual compensation. For service on and after January 1, 1991, the cash balance pension plan is designed to maintain separate participant accounts for each eligible employee. These cash balance accounts are credited with annual contribution allocations equal to various percentages of compensation based on years of credited service and age. Interest allocations, tied to a 52 week U.S. Treasury Bill rate, are also credited annually to these cash balance accounts. Plan benefits paid at retirement will be paid in annuity form and will consist of the sum of any frozen accrued benefits and the cash balance accounts. The plan does not determine benefits primarily by final average compensation.

All of our officers participate in the cash balance pension plan. Directors who are not also officers of Bankshares or an affiliate do not participate in the cash balance pension plan.

Estimated annual pension benefits shown below are presented as straight life annuities, even though retirees may elect to receive a form of benefit other than a straight life annuity. The benefits are based on cash compensation for 2004. For future years, it is estimated that the executive officers’ salaries will increase through their dates of retirement at the plan’s internal salary increase assumption. Actual salary increases and possible bonuses may differ from the plan’s internal salary increase assumption.

At the plan’s normal retirement age of 65, the individuals named below would have the following estimated annual pension benefits: Mr. Kelly, $431,000; Mr. Mason, $232,000; Mr. McCreadie, $590,000; Mr. Reid, $113,000; and Mr. Floeckher, $165,000. These amounts are the sum of estimated payments from the plan and payments described in the following section entitled “Supplemental Cash Balance Pension Plan.”

Supplemental Cash Balance Pension Plan

We sponsor an unfunded, nonqualified, supplemental cash balance pension plan. All of our employees and our affiliates’ employees having compensation for a calendar year in excess of the compensation limit imposed by Section 401(a)(17) of the Internal Revenue Code for tax-qualified retirement plans and who are approved for participation by the Board’s Employee Benefit Committee are eligible participants under this plan. At the end of a calendar year, the account of each participant is credited with an amount equal to the difference between the amount with which the participant’s account under the cash balance pension plan would have been credited but for the compensation limitation imposed by the Internal Revenue Code, and the amount actually credited to the participant’s account under the cash balance pension plan. In addition, if a participant’s benefit under the cash balance pension plan is limited by Section 415 of the Internal Revenue Code and is not already provided for under this plan, an amount equal to the shortfall will be added to the participant’s account. At the end of a calendar year (but prior to the above credit), each participant’s account is credited with interest equal to the average value of interest rates on 52 week U.S. Treasury Bills, determined pursuant to a fixed formula, but no less than four percent nor more than 12 percent, until the participant’s account is fully distributed. Generally, an account is distributed after the participant’s termination of employment or death, either in a single-sum payment, or in equal annual installments over a period not to exceed ten years. The plan does not determine benefits primarily by final average compensation.

For 2004, Mr. Kelly’s account was credited with $45,200; Mr. Mason’s with $38,200; Mr. McCreadie’s with $41,700; Mr. Reid’s with $22,400 and Mr. Floeckher’s with $23,300.

Thrift Plan

We sponsor a Thrift Plan, of the type described in Section 401(k) of the Internal Revenue Code, which all of our affiliates have adopted for the benefit of all eligible employees. The plan provides that corporate contributions, based on a percentage of an employee’s salary, are paid to the employee’s thrift plan account. Additionally, employees may elect to defer up to 25% of their salaries up to the limit prescribed by the Internal Revenue Code by redirecting the deferred amount to their thrift plan accounts, in which case their employers match a portion of the amount deferred.

The amounts of salary deferred during 2004 by the persons named in the Summary Compensation Table are included in the amounts provided under the caption “Salary” in that table, and the corporate contributions for each during 2004 are included under the caption “All Other Compensation” in the Summary Compensation Table.

Supplemental Thrift Plan

We sponsor an unfunded, nonqualified supplemental Thrift Plan. Generally, all vice presidents and more senior officers who participate in the Thrift Plan, who have compensation for a calendar year in excess of the compensation limit imposed by Section 401(a)(17) of the Internal Revenue Code for tax qualified retirement plans and who are approved for participation by the Board’s Employee Benefit Committee are eligible participants under this plan. At the end of a calendar year, the account of each participant is credited with an amount equal to 3% of the portion of the participant’s compensation for that calendar year that exceeds the compensation limit imposed by the Internal Revenue Code. At the end of a calendar year (but prior to the above credit), each participant’s account is credited with interest at the per annum rate of five percent, except that interest is pro-rated for accounts that terminate in midyear. Generally, an account is distributed in a lump sum payment after a participant’s termination of employment or death.

For 2004, Mr. Kelly’s account was credited with $19,400; Mr. Mason’s was credited with $16,400; Mr. McCreadie’s with $17,900; Mr. Reid’s with $5,900; and Mr. Floeckher’s with $6,100.

Supplemental Retirement Agreement

We entered into a nonqualified, unfunded Supplemental Retirement Agreement with Mr. Kelly upon his employment in 2001. This agreement is intended to restore benefits lost because of statutory limits imposed by federal law and to supplement the retirement benefits received by Mr. Kelly under our Cash Balance Pension Plan. The monthly amount of the supplemental benefit is equal to one-twelfth of the sum of (i) the product of 0.5% of Mr. Kelly’s final average compensation multiplied by his first 10 years of service, (ii) the product of 1% of Mr. Kelly’s final average compensation multiplied by his next 15 years of service, and (iii) the product of 3% of Mr. Kelly’s final average compensation multiplied by his next 15 years of service, reduced by benefits paid under our Cash Balance Pension Plan, Supplemental Cash Balance Pension Plan, Thrift Plan, Supplemental Thrift Plan, and his primary Social Security benefits. “Final average compensation” means the average of Mr. Kelly’s annual compensation for the three full years within the final five years of employment that produce the highest average. Annual compensation for this purpose includes base salary and bonus, in each case prior to reductions for elective contributions under qualified and nonqualified plans and deferrals under any nonqualified deferred compensation plan. “Years of Service” are measured from the date Mr. Kelly attained age 25. The supplemental benefit is generally paid in the form of a single life annuity for Mr. Kelly’s life and is subject to reduction in the event of early retirement or other termination of employment, disability or death prior to age 65.

The following table sets forth estimated total annual benefits that are payable to Mr. Kelly under the formula in his Supplemental Retirement Agreement (which amounts will be reduced by the benefits paid under our Cash Balance Pension Plan, Supplemental Cash Balance Pension Plan, Thrift Plan, Supplemental Thrift Plan, and his primary Social Security benefits). As of March 11, 2005, Mr. Kelly has 27 credited years of service under the agreement.

Average Compensation During Highest Three Years in the Last Five Years Before Retirement	Estimated Annual Retirement Benefits for Years of Credited Service
	25 Years	30 Years	35 Years	40 Years
$ 500,000	$100,000	$175,000	$250,000	$325,000
1,000,000	200,000	350,000	500,000	650,000
1,500,000	300,000	525,000	750,000	975,000
2,000,000	400,000	700,000	1,000,000	1,300,000
2,500,000	500,000	875,000	1,250,000	1,625,000

None of the other persons named in the Summary Compensation Table has a supplemental retirement agreement.

Restricted Stock Awards

In 2004, the Compensation Committee approved a performance-based restricted stock program, referred to herein as the 2004 Program, under the Company’s 1999 Omnibus Stock Plan, as amended. The 2004 Program covers seven senior executive officers of Bankshares, including each of the named individuals in the compensation table (other than Mr. McCreadie). The maximum potential award to any participant is restricted stock with a fair market value (determined at the end of the two-year performance period described below) equal to 100% of such participant’s annual salary as of March 29, 2004. The awards are granted only if Total Stockholder Return (defined as Bankshares common stock price appreciation plus dividends) during the two-year period beginning January 1, 2004 reflects a compounded annual growth rate of at least 12%.

Other Benefits

In 2004, Bankshares paid the cost on behalf of Mr. Kelly of some personal flights at a total actual cost to Bankshares of $28,879. Messrs. Floeckher, Kelly, Mason and Reid are provided a Bankshares owned automobile for personal use with a value to each of $3,800, $8,736, $6,945 and $8,731, respectively. Bankshares pays $13,830 for each of Messrs. Floeckher’s, Kelly’s, McCreadie’s, Mason’s and Reid’s dues for a golf club and two dining clubs, as well as an additional $3,800 in dues for an additional dining club for Mr. Kelly. Bankshares has a dining room which operates for breakfast and lunch, is used by Bankshares employees for business purposes, and may be used generally by executive officers free of charge. The average value of a breakfast in the dining room is $15.00 and the average value of a lunch in the dining room is $30.00.

Employment Agreements

We and MSD&T have entered into an agreement with Mr. Kelly pursuant to which he serves in his executive positions. The agreement is for an initial term of five years ending February 2, 2006 and is subject to annual renewal thereafter unless either Bankshares, MSD&T or Mr. Kelly provide appropriate advance notice of termination. Mr. Kelly’s annual base salary is not less than $850,000, which may be increased from time to time. The agreement provides that his base salary will not be less in any year than in the preceding year. He will be eligible for bonuses as a Class I participant in the Incentive Plan. Mr. Kelly will participate in all other compensation plans for which he is eligible, including the retirement plans discussed above.

MSD&T and Mercantile Capital Advisors, Inc. have entered into an agreement with Mr. McCreadie, pursuant to which he serves as Chief Investment Officer, Investment and Wealth Management Division of

MSD&T and Chief Investment Officer of Mercantile Capital. The agreement is for an initial term of three years ending August 15, 2005 and is subject to annual renewal thereafter unless either MSD&T, Mercantile Capital or Mr. McCreadie provide appropriate advance notice of termination. Mr. McCreadie’s annual base salary is not less than $475,000, which may be increased from time to time. He will be eligible for bonuses awards as determined by the MSD&T board of directors up to $375,000. Mr. McCreadie will participate in all other compensation plans for which he is eligible, including the retirement plans discussed above.

Change of Control and Other Agreements

We have entered into an Executive Severance Agreement with each of Messrs. Floeckher, Kelly, Mason, McCreadie and Reid. In the event that during the effective period of the agreements, following a “change of control” of Bankshares, Mr. Floeckher, Kelly, Mason, McCreadie or Reid is terminated (prior to his retirement date) within three years of a change of control without “cause” or if such officer resigns for “good reason,” then he is entitled to receive certain cash payments. Payments which may be made under the agreements are calculated at the maximum amount (when combined with amounts otherwise payable upon termination) which is deductible under Section 280G of the Internal Revenue Code. Generally, the maximum amount deductible is three times average base annual compensation (including salary, bonus, fringe benefits and deferred compensation) over five years. The Agreement provides, however, for additional payments to the officer to make him whole for the consequence of any excise tax imposed upon him if the Section 280G limits are exceeded.

For the purposes of the agreement, a “change of control” means any of the following occurrences: (a) a person or group becomes the beneficial owner of at least 20% of our outstanding common stock; (b) there occur certain specified changes in the composition of the Board of Directors; (c) our stockholders approve a reorganization, merger, consolidation or statutory share exchange unless after such transaction, holders of the previously outstanding common stock own specified amounts of the combined voting power of the surviving entity; or (d) a liquidation or dissolution of Bankshares or sale of all or substantially all of our assets. For purposes of this agreement, termination by us for “cause” means termination upon (i) an act of personal dishonesty taken by the officer intended to result in substantial personal enrichment of the officer at our expense, (ii) the officer’s willful, deliberate and continued failure to perform substantially his duties, which is not remedied after receipt of written notice, or (iii) conviction of a felony. “Good reason” includes the assignment to the officer of any duties inconsistent with his status and position as they exist immediately prior to the change of control, a substantial failure by us to comply with our obligations to the officer under our employment arrangement with such officer, relocation of the officer’s place of employment outside of the City of Baltimore, a purported termination of the officer not otherwise permitted under his employment arrangement or the failure of any potential successor to assume expressly the obligations of the agreement.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers covered by that section to file reports with the Securities and Exchange Commission and Nasdaq relating to their common stock ownership and any changes in that ownership. We have reviewed the copies of the reports that have been filed, and written representations from the individuals required to file the reports. Based on this review, we believe that during 2004 each of our directors and executive officers has complied with applicable reporting requirements for transactions in our equity securities, except as provided in the following sentences. Due to an administrative error, March 4, 2004, grants of employee stock options were not reported until the filing of Forms 5 for the following Bankshares officers: Mr. Bourne, 10,000 options; Mr. Floeckher, 20,000 options; Ms. Hoblitzell, 7,500 options; Ms. Kakaris, 10,000 options; Mr. Kelly, 65,000 options; Mr. Mason, 25,000 options; Mr. McCreadie, 5,000 options; Mr. Paese, 15,000 options; Mr. Reid, 20,000 options; Mr. Skinner, 3,500 options; Mr. Troupe, 15,000 options; Mr. Turner, 7,500 options; and Mr. Unger, 15,000 options. Mr. Bourne exercised 10,000 employee stock options on August 31, 2004, for which a Form 4 was filed on December 29, 2004. Mr. Kinsley purchased 3,270 shares of our common stock on July 20, 2004, for which a Form 5 was filed. Mr. Bunting purchased 2,000 shares of our common stock on January 29, 2004, and filed a Form 4 on February 11, 2004 and he acquired 384 shares of our common stock under the Bankshares Retainer Stock Plan on December 14, 2004, for which a Form 5 was filed. Mr. Reid exercised 110 options on September 2, 2004, for which a Form 5 was filed.

Extensions of Credit to Directors and Officers

In the ordinary course of business, our affiliates have made loans and extended credit, and expect in the future to make loans and extend credit, to our directors, officers, and their associates, including entities of which these individuals may be a director, officer, partner, member or employee. These loans were made substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. We believe that all are in conformity with the Sarbanes-Oxley Act of 2002.

Director and Officer Transactions and Other Business Relationships

In the ordinary course of business, we may use the products or services of organizations of which our directors are officers or directors. The firm of Gallagher, Evelius & Jones, LLP, of which Mr. Berndt is managing partner, renders legal services to MSD&T and certain accounts of which it is a fiduciary, and certain of our other affiliates. In addition, the law firm of Venable LLP, of which Mr. Shea is managing partner, renders legal services to Bankshares, certain of its affiliates and certain accounts of which MSD&T is a fiduciary. It also leased its Baltimore office space from one of our affiliates. Mr. Wilson is a member of the Advisory Board of Spring Capital Partners, L.P., and he holds a limited partnership interest in that entity and a carried interest in that entity’s general partner. Bankshares has invested $3.8 million in Spring Capital Partners, L.P. as of December 31, 2004, and has a commitment to invest an additional $3.2 million.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or ever was an officer or employee of Bankshares. No member of the Compensation Committee is, or was during 2003, an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of six independent directors and operates under a written Charter adopted by the Board of Directors. The Committee held twelve meetings during the last fiscal year. The Audit Committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as Bankshares independent auditors for 2005. The Audit Committee discussed its selection with the Board of Directors which unanimously ratified the selection of PricewaterhouseCoopers.

Management is responsible for internal controls and the financial reporting process of Bankshares. The independent auditors are responsible for performing an independent audit of the consolidated financial statements of Bankshares in accordance with generally accepted auditing standards and for issuing a report thereon. As provided in its Charter, the Audit Committee’s responsibilities include oversight of these processes.

In this context and in accordance with its Charter, the Audit Committee has met and held discussions with management, internal auditors and the independent auditors. Management represented to the Audit Committee that audited consolidated financial statements for the fiscal year ended December 31, 2004 (the “Financial Statements”), were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Financial Statements with management and the independent auditors, including discussions with the independent auditors of the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors its independence from us and its management. The Committee considered the non-audit services that the independent auditors provided in 2004 and determined that the provision of those services is compatible with and does not impair the auditors’ independence. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent auditors.

In fulfilling its oversight responsibility of reviewing the services performed by the independent auditors of Bankshares, the Audit Committee carefully reviews its policies and procedures for the engagement of the independent auditor. The Audit Committee also discussed with internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Bankshares internal controls, and the overall quality of Bankshares financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described following this report.

Based on the Audit Committee’s review and discussions of the matters referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in Bankshares Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Cynthia A. Archer (Chair)

George L. Bunting, Jr.

Jenny G. Morgan

Morton B. Plant

Christian H. Poindexter

Clayton S. Rose

AUDIT FEES

PricewaterhouseCoopers was our independent auditors for 2004. Aggregate fees for professional services rendered by PricewaterhouseCoopers for the fiscal years ended December 31, 2004, and December 31, 2003, were as follows:

	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2003
Audit Fees	$2,330,000	$557,600
Audit Related Fees	151,500	121,200
Tax Fees	181,969	231,746
All Other Fees	18,230	102,696

	$2,681,699	$1,013,242

Audit Fees were for professional services rendered and for the audits of our consolidated financial statements and the issuance of comfort letters, consents and the review of documents filed with the Securities and Exchange Commission. The increase in Audit Fees in 2004 is in large part related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit Related Fees were for assurances and related services concerning the Report of Institutional Trust Controls (SAS 70) and regulatory reports on internal controls. Tax Fees were related to tax compliance, tax planning and tax advice, including assistance with and representation in tax audits. All Other Fees were for services rendered for information systems reviews not performed in connection with the audit, compensation and other consulting services.

PricewaterhouseCoopers did not render professional services in connection with financial system design and implementation to us during the years ended December 31, 2004 and 2003.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Under its charter, the Audit Committee is responsible for selecting our independent auditors. The principal auditor for each year is typically selected at the Audit Committee meeting held in March. The Audit Committee periodically pre-approves the engagement of the principal auditor to perform certain defined audit and non-audit services. These engagements include the performance of services in connection with the issuance of consents, comfort letters, the review of documents filed with the Securities and Exchange Commission, and consulting with us on accounting or control issues which may arise during the year. The Audit Committee also periodically pre-approves the engagement of the principal auditor to work with management in the evaluation of tax planning and compliance matters. All other projects involving the principal auditor are specifically reviewed and approved prior to the engagement of the audit firm.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers to serve as our independent auditors for 2005. The Board seeks to have the stockholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers, which the stockholders have approved as our independent auditors since 1979. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of PricewaterhouseCoopers is not ratified by the stockholders, the Audit Committee may appoint other independent auditors or may decide to retain PricewaterhouseCoopers nevertheless.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 2005.

MERCANTILE BANKSHARES CORPORATION STOCK RETAINER AND DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Since 1982, we have maintained the Mercantile Bankshares Corporation and Participating Affiliates Unfunded Deferred Compensation Plan for Directors, referred to herein as the Existing Deferred Compensation Plan, which has given non-employee directors of the Company and its participating affiliates the right to voluntarily defer their retainer and some or all of their fees. Additionally, since 1996, we have maintained the Mercantile Bankshares Corporation Retainer Stock Plan for Non-Employee Directors, referred to herein as the Stock Election Plan, which gives non-employee directors of Bankshares the ability to elect to receive shares of our common stock in lieu of their cash retainer based on the value of the stock on the date of their election.

Subject to the approval of the stockholders of the Company, our Board of Directors has adopted the Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors, referred to herein as the Stock Retainer and Deferred Compensation Plan. The reasons for adopting the Stock Retainer and Deferred Compensation Plan include: (i) providing for an annual stock retainer for non-employee directors of Bankshares, (ii) complying with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which imposes new rules as to deferred compensation which vests in 2005 or later, (iii) providing for the deferral and stock elections by non-employee directors in a single plan and (iv) promoting our and our stockholders interests by increasing the proprietary interests of non-employee directors. No further deferrals will be permitted under the Existing Deferred Compensation Plan as of the effective date of the Stock Retainer and Deferred Compensation Plan, the date of approval by our stockholders, and deferral elections for 2005 compensation under the Existing Deferred Compensation Plan will be administered under the Stock Retainer and Deferred Compensation Plan. Also, the Stock Election Plan will be terminated as of the effective date of the Stock Retainer and Deferred Compensation Plan.

The Stock Retainer and Deferred Compensation Plan provides for an annual stock retainer of 500 shares of our common stock to each non-employee director of Bankshares. The initial annual stock retainer under the Stock Retainer and Deferred Compensation Plan will be paid on June 1, 2005 to non-employee directors of Bankshares on that date and subsequent annual stock retainers will be paid to non-employee directors of Bankshares on January 1 of each subsequent year. In lieu of the annual stock retainer for the calendar year in which an individual is initially elected to our Board, the new non-employee director will receive a one-time award of 500 shares of our common stock on the 31st day after being elected to our Board of Directors which will be treated under the Plan the same as an annual stock retainer.

The Stock Retainer and Deferred Compensation Plan permits non-employee directors of the Company and its affiliates to elect, in the manner permitted by Code Section 409A, to voluntarily defer their annual stock and cash retainers and some or all of their fees. Amounts and stock deferred by each individual director are credited to a deferred compensation account as phantom stock units. At the close of each calendar quarter the sum of cash deferred in that quarter by a director is converted to phantom stock units by dividing such sum by the closing market price of our common stock, and the phantom stock units are then cumulatively credited to the director’s account. At the close of each calendar quarter, the sum of dividend equivalents attributable to the director’s account at the beginning of the quarter, assuming that such dividends had actually been paid, is similarly converted to additional phantom stock units and cumulatively credited. The Stock Retainer and Deferred Compensation Plan gives non-employee directors of Bankshares the option to elect to receive shares of our common stock in lieu of the undeferred portion of their cash retainer, if in excess of $3,000, based on the value of the stock on the election date in December.

The aggregate phantom stock units in the participant’s account are paid in whole shares of our common stock following the date the participant ceases to be a non-employee director. At the election of the participant, which must generally be made at the same time as the election to defer the respective compensation, payments may be made in a lump sum or, if the value of the participant’s account equals or exceeds $50,000, in installments over a period of not more than ten years. If there is no timely election regarding the method of distribution, payment when due will be made in a lump sum. Also, in the event a participant dies before receiving full distribution of his or her account, the balance will be paid in a lump sum to the participant’s designated beneficiary. Non-employee directors of our affiliates may request a distribution from his or her account prior to termination of his or her directorship in the event of severe financial hardship. Approval of the Bankshares Compensation Committee is required for any such distribution.

The Stock Retainer and Deferred Compensation Plan is administered by the Compensation Committee of the Board of Directors. The Company has reserved 445,000 shares of our common stock to be used for the annual stock retainers, stock elections and distributions of shares for phantom stock units under the Stock Retainer and Deferred Compensation Plan. Although each of Bankshares non-employee directors will receive 500 shares of common stock as part of the annual stock retainer, the amount of benefits to be received under the Stock Retainer and Deferred Compensation Plan is not now determinable because the amount to be received by each non-employee director depends upon elections made by the participating directors and factors relating to the performance of our common stock, which are not now known. Only our non-employee directors, which presently are 17 of our 20 directors, and the non-employee directors of our affiliates may participate in the Stock Retainer and Deferred Compensation Plan. Neither the executive officers nor the non-executive officer employees may participate in the Stock Retainer and Deferred Compensation Plan.

The Stock Retainer and Deferred Compensation Plan is effective upon stockholder approval. If the Stock Retainer and Deferred Compensation Plan is not approved, we will continue to permit deferrals under the Existing Deferred Compensation Plan and will maintain the Stock Election Plan. Our Board of Directors may amend or terminate the Stock Retainer and Deferred Compensation Plan at any time, but no such amendment or termination shall affect the deferral election for the year of amendment or termination or a participant’s rights to receive distributions of his or her accounts attributable to amounts deferred prior to the effective date of such amendment or termination, except as permitted by Code Section 409A. The Stock Retainer and Deferred Compensation Plan is attached as Appendix A hereto and the description contained herein is subject to the actual text of the Stock Retainer and Deferred Compensation Plan.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERCANTILE BANKSHARES CORPORATION STOCK RETAINER AND DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.

OTHER INFORMATION

Stockholder Proposals for the 2006 Annual Meeting

Our Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of Bankshares no more than 120 days nor less than 90 days prior to the first anniversary of the mailing date of the notice of the preceding year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our Bylaws for nominations or business to be considered at our 2006 annual meeting must be delivered to John L. Unger, Secretary, Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, Maryland 21201 between December 9, 2005 and January 8, 2006. Any such notice must also contain the information required by our Bylaws. A copy of the Bylaws may be obtained from Mr. Unger.

In addition, if you wish to have your proposal considered for inclusion in our 2006 Proxy Statement, we must receive it on or before December 9, 2005.

Article XII of the Bylaws provides that the Bylaws may be added to, altered, amended, repealed or suspended by a majority vote of the entire Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose. Article XII further provides that any action of the Board of Directors in adding to, altering, amending, repealing or suspending the Bylaws must be reported to the stockholders and may be changed or rescinded at the next annual meeting of stockholders by a majority vote of all the stock then outstanding and entitled to vote. In the event that the Board of Directors determines during the year to amend the Bylaws and you intend to propose, in accordance with the foregoing, a change or rescission of such amendment, your notice to us of such proposal must comply with the foregoing advance notice provisions. If the amendment is not publicly announced by Bankshares at least 100 days prior to the first anniversary of the mailing date of the notice of the preceding year’s annual meeting, your notice to us must be delivered by the tenth day following the date the public announcement is first made.

Report of Amendment to Bylaws

Since the 2004 Annual Meeting of Stockholders, our Board of Directors has approved an amendment to our Bylaws. Our Board amended our Bylaws to add the following new Section 10 to Article I of the Bylaws:

Section 10. Exemption from Control Share Acquisition Act. Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Generally, Title 3, Subtitle 7 of the Maryland General Corporation Law, the Control Share Acquisition Act, provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter, not including votes entitled to be cast by the person who has made or proposes to make a control share acquisition, the acquiring person, or by officers or employee-directors. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power.

These provisions of the Control Share Acquisition Act do not apply to voting rights of shares of stock, the acquisition of which has been specifically or generally approved or exempted from the statute by a provision contained in the charter or bylaws and adopted at any time before the acquisition of the shares. The foregoing amendment to the Bylaws exempts any acquisition of shares by any person from the provisions of the Control Share Acquisition Act.

Article XII of our Bylaws provides that our Bylaws may be added to, altered, amended, repealed or suspended by a majority vote of our entire Board of Directors. Article XII also provides that we must report any such action of our Board of Directors to you, our stockholders, at the next annual meeting following such action and that you, our stockholders, may change or rescind such action at the next annual meeting by a majority vote of all the stock then outstanding and entitled to vote. The practical effect of Article XII of the Bylaws is to vest in our Board of Directors the power to amend the Bylaws, subject to the right of the stockholders upon their own initiative to change or rescind the action of the Board after receipt of notice by a stockholder. No action is required by the stockholders unless a motion is made at the next annual meeting to change or rescind the action of the Board. In order to present such a motion at the annual meeting, a stockholder must comply with the advance notification requirements set forth in the Bylaws. In accordance with our Bylaws, any stockholder notice of a proposal to change or rescind the bylaw amendment set forth above was required to be received by March 24, 2005. No such notice was received.

Expenses of Solicitation

The solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees (without additional compensation). In addition, we have hired The Altman Group for $5,000 plus associated costs and expenses to assist in the solicitation. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Stockholder Communication with Board of Directors

Our Board of Directors has established a process for stockholders to send communications to it. A stockholder who has an interest in communicating with non-management members of the Board of Directors may do so by directing the communication to the Chairman of the Nominating and Corporate Governance Committee, Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, Maryland 21201. Confidential messages for the Chairman of the Nominating and Corporate Governance Committee may be delivered through the Compliance Hotline at: 1-866-850-1519.

APPENDIX A

MERCANTILE BANKSHARES CORPORATION

STOCK RETAINER AND DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

INTRODUCTION

The Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors (the “Plan”) was approved by the Board of Directors of Mercantile Bankshares Corporation (the “Sponsor”) on March 8, 2005, and shall become effective on the date of the 2005 annual meeting of the stockholders of the Sponsor, subject to its approval by such stockholders at such annual meeting. It is intended that the Plan meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (“Code”) and any regulations, rulings and notices published thereunder and the Plan shall be administered and interpreted accordingly.

1.    Purpose

The purpose of the Plan is to promote the interests of the Sponsor and its stockholders by increasing the proprietary interests of non-employee directors of the Sponsor and Affiliates (as defined below) in the growth and performance of the Sponsor by awarding to non-employee directors of the Sponsor an annual stock retainer in addition to their annual cash retainer and by enabling non-employee directors to defer receipt of the annual stock retainer, annual cash retainer and other cash compensation otherwise payable for services as a director by so electing in accordance with the provisions of the Plan.

2.    Definitions

Under the Plan, except where the context indicates otherwise, the following definitions apply:

(a) “Account” shall mean a bookkeeping reserve account established and maintained for each Participant pursuant to Section 6(a) for purposes of determining the amount payable to the Participant pursuant to Section 7.

(b) “Affiliate” shall mean any corporation in which the Sponsor owns directly or indirectly at least eighty percent (80%) of the outstanding voting stock.

(c) “Annual Cash Retainer” shall mean the annual cash retainer as established from time to time by the Corporation and payable to Directors for their services as members of the Board and/or as chairpersons of committees of the Board of the Corporation for any calendar year. The Annual Cash Retainer may be reduced in proportion to any period of time in a calendar year during which a Director has not served as a member of the Board and/or chairperson of a committee of the Board, as applicable, of the Corporation.

(d) “Annual Stock Retainer” shall mean an annual stock award of 500 shares of Common Stock that shall be made as of June 1, 2005 and each January 1 thereafter while this Plan is in effect to Directors of the Sponsor who are members of the Board of Sponsor on such dates. In lieu of such stock award for the calendar year in which a Director is initially elected to the Sponsor’s Board, the new Director will receive a one-time award of 500 shares of Common Stock on the thirty-first day after being elected to the Board which for all purposes herein shall be treated the same as an Annual Stock Retainer.

(e) “Beneficiary” shall mean the person(s) entitled, pursuant to Section 7(e) of the Plan, to receive payments under the Plan at and after the death of the Participant, including the person(s) designated by the Participant, the Participant’s estate or the estate of a deceased Beneficiary, all as more particularly described in Section 7(e).

(f) “Board of Directors” or “Board” shall mean the Board of Directors of the Sponsor or an Affiliate, as the case may be.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Corporation” shall mean Mercantile Bankshares Corporation and any Affiliate and any successor thereto by merger, consolidation or otherwise.

(i) “Committee” shall mean the committee appointed by the Board of Directors of the Sponsor pursuant to Section 3 to administer the Plan, as the committee may be constituted from time to time, or, in lieu thereof, the Board of Directors of the Sponsor.

(j) “Common Stock” shall mean shares of the Sponsor’s authorized and issued common stock, par value of Two Dollars ($2.00) per share.

(k) “Deferral Agreement” shall mean a written agreement, in the form established from time to time by the Committee, executed by the Participant and delivered to the Committee, on which the Participant specifies his or her elections pursuant to Sections 5 and 7.

(l) “Deferred Compensation” shall mean the portion of each Annual Cash Retainer, Annual Stock Retainer and other cash compensation payment which would have been payable to the Participant in his or her capacity as a Director while participating in the Plan and which portion the Director has elected to defer under the terms of an election pursuant to Sections 5 and 7.

(m) “Director” shall mean a member of the Board of Directors of the Sponsor or any Affiliate who is not an officer of the Sponsor or any Affiliate.

(n) “Elected Amount” shall mean the portion of the Undeferred Annual Cash Retainer that a Participant elects under Section 5(d) to receive in the form of shares of Common Stock.

(o) “Election Date” shall mean, as to each calendar year, the date of the regularly scheduled December meeting of the Sponsor’s Board; if no such meeting is held, the Election Date shall be December 10 of such calendar year.

(p) “Fair Market Value” of a share of Common Stock on a particular date under the Plan shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq Stock Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; provided, however, that the determination of Fair Market Value shall be made by the Committee in good faith in accordance with the Code. If, as the case may be, the particular date for which Fair Market Value need be established under the Plan is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq Stock Market, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are closed.

(q) “Frozen Plan” shall mean the Mercantile Bankshares Corporation and Participating Affiliates Unfunded Deferred Compensation Plan.

(r) “Participant” shall mean a Director of a Corporation.

(s) “Phantom Stock Credits” shall mean those amounts credited to the Participant’s Account pursuant to Section 6(c), where each such Phantom Stock Credit is equivalent to the Fair Market Value of one share of Common Stock, but the crediting of which does not transfer any of the attributes of ownership of a share of Common Stock to the Participant.

(t) “Plan” shall mean the Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan For Non-Employee Directors, as described herein and as amended from time to time.

(u) “Sponsor” shall mean Mercantile Bankshares Corporation, a Maryland corporation.

(v) “Undeferred Annual Cash Retainer” shall mean all or any portion of the Annual Cash Retainer which was eligible to be deferred, but shall not have been deferred pursuant to a Deferral Agreement under the Plan or the Frozen Plan.

(w) “Valuation Date” shall mean the last business day of March, June, September and December.

3.    Administration

The Plan shall be administered by the Board of Directors of the Sponsor. In the alternative, the Board of Directors of the Sponsor may appoint a Committee that is composed solely of two or more Non-Employee Directors, as that term is defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, to administer the Plan on behalf of the Board of Directors of the Sponsor, subject to such terms and conditions as the Board of Directors of the Sponsor may prescribe. The Committee shall have the authority, in its sole and absolute discretion, to interpret the Plan and adopt, amend, or rescind such rules and procedures for carrying out the Plan, and to take all other action necessary or advisable for the implementation and administration of the Plan, as the Committee may deem appropriate. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors of the Sponsor. From time to time, the Board of Directors of the Sponsor may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board of Directors of the Sponsor is the administrator of the Plan in lieu of a Committee, the term “Committee” as used herein shall be deemed to mean the Board of Directors of the Sponsor.

4.    Eligibility; Shares Subject to the Plan

(a) Eligibility.

All Directors of a Corporation are eligible to participate in the Plan.

(b) Shares Subject to Plan.

Subject to adjustment as provided in Section 6(e), an aggregate of four hundred forty-five thousand (445,000) shares of Common Stock shall be available for issuance under the Plan.

5.    Participant Elections

(a) Deferral Elections.

(i) Except as otherwise provided below, any Director who first becomes eligible to participate in the Plan in a calendar year may elect to defer all or any portion of the Annual Cash Retainer, Annual Stock Retainer and other cash compensation earned in his or her capacity as a Director during such calendar year and after such election is made by filing a Deferral Agreement to that effect with the Committee within thirty (30) days after first becoming eligible to participate. If a Deferral Agreement is not received by the Committee within such thirty (30)-day period, the Director may only elect to defer receipt under the Plan of the Annual Cash Retainer, Annual Stock

Retainer and other cash compensation as of January 1 of the subsequent calendar year or January 1 of any later calendar year and shall make such election by filing a Deferral Agreement to that effect with the Committee by December 31 of the calendar year immediately preceding the calendar year during which the election is to take effect.

(ii) Unless otherwise withdrawn by the Participant as provided below, a Deferral Agreement shall continue to apply to the Annual Cash Retainer, Annual Stock Retainer and other cash compensation received in subsequent calendar years until the end of the calendar year in which that person ceases to be an eligible Director. A Participant who ceases to be an eligible Director shall, nevertheless, remain an inactive Participant hereunder and shall remain bound by all applicable provisions of the Plan until such time as his or her Account shall be fully distributed.

(iii) Amounts deferred from the Annual Cash Retainer and other cash compensation by a Participant pursuant to a deferral election applicable to calendar year 2005 under the Frozen Plan shall be transferred to and administered in accordance with this Plan. The method of payment under this Plan for such transferred amounts shall be the method elected by such Participant in a Deferral Agreement filed under this Plan on or before December 31, 2005 (or such later time as may be permitted under Section 409A of the Code), specifying the form of payment; in the absence of such an election the method provided in section 7(f) of this Plan shall govern. With respect to Directors who were eligible to participate under the Frozen Plan as of the effective date of this Plan, the amount of the deferral election under the Frozen Plan for calendar year 2005 shall continue to govern with respect to the deferral of the Annual Cash Retainer and other cash compensation for calendar year 2005 and no change to such election for calendar year 2005 shall be permitted under this Plan or otherwise.

(iv) Deferral elections shall not be permitted with respect to the Annual Stock Retainer payable in calendar year 2005.

(b) Deferral Agreements.

(i) Each Deferral Agreement shall specify the percentage of the Annual Cash Retainer, Annual Stock Retainer and other cash compensation payable to the Director, the receipt of which the Director elects to defer pursuant to the Plan.

(ii) All Deferral Agreements shall be effective prospectively and only with respect to amounts earned by the eligible Director subsequent to the date each such Deferral Agreement is received by the Committee.

(iii) A Deferral Agreement shall remain in effect with respect to compensation earned by the Director in subsequent calendar years until a revised Deferral Agreement is filed with the Committee that modifies any elections in effect under the current Deferral Agreement on file with the Committee. Any such modifications to current elections shall be effective as of January 1 of the calendar year immediately following the calendar year in which the revised Deferral Agreement is received by the Committee. An election to defer all or any part of a Director’s compensation shall be irrevocable with respect to the calendar year to which such deferral election applies.

(c) Termination or Withdrawal of Participation. A Director’s termination of active participation or termination of election to defer shall not cause acceleration or modification of the periodic method of payment elected by the Director pursuant to Section 7 with respect to the balance of the Director’s Account accrued as of the effective date of such termination (or with respect to any dividend equivalent Phantom Stock Credits credited to such Account thereafter and before the entire balance of such Account has been distributed).

(d) Elections to Receive Stock. Each person who is a Director of the Sponsor on an Election Date in any calendar year shall have the right to elect, within a ten-day period ending on the Election Date, to have all or a portion of such Director’s Undeferred Annual Cash Retainer paid in the form of Common Stock in lieu of cash, provided that the Elected Amount shall not be less than $3,000. The number of shares of such Common Stock shall equal such Elected Amount divided by the Fair Market Value of a share of Common Stock on the Election Date. Such Elected Amount and the number of shares of Common Stock so issuable shall be adjusted by a reduction if and to the extent necessary to avoid issuance of any fractional shares. The shares shall be deemed issued at the close of business on the Election Date and certificates therefore shall be delivered as soon as practicable thereafter. All such shares shall be 100% vested upon issuance. Any election by a Director to receive Common Stock under this Section 5(d) shall be made by the execution by the Participant and delivery to the Committee of a form established by the Committee from time to time for such purpose.

(e) Payment of Annual Stock Retainer. Any shares of Common Stock payable with respect to an Annual Stock Retainer which were not deferred under a Deferral Agreement pursuant to the provisions above shall be issued to the respective Director at the close of business on the date the Annual Stock Retainer is payable and certificates therefore shall be delivered as soon as practicable thereafter to such Director. All such shares shall be 100% vested upon issuance.

6.    Deferred Compensation Accounts

(a) Accounts, In General. After the effective date of any deferral election properly filed with the Committee by a Director, the Sponsor shall establish an Account on its books in the name of the Director, which Account shall be credited or debited, as the case may be, with Deferred Compensation and/or Phantom Stock Credits as described below, and payments pursuant to Section 7. Each such Account shall consist of such subaccounts as are necessary or desirable to the Committee for the convenient administration of the Plan. The Account and any subaccounts established thereunder shall be bookkeeping reserve accounts only and shall not require segregation of any funds of the Sponsor or an Affiliate or provide any Participant with any rights to any assets of the Sponsor or an Affiliate, except, to the extent applicable, as a general creditor thereof. Neither a Participant nor a Participant’s Beneficiary shall have any right to receive payment of any amount credited to the Participant’s Account except as expressly provided in Section 7.

(b) Vesting. Each Participant shall be at all times fully vested in and have a nonforfeitable right to the aggregate amount credited to the Participant’s Account.

(c) Deferred Compensation and Phantom Stock Credits.

(i) All Deferred Compensation deferred by a Participant under the Plan shall be credited to the Participant’s Account as of the applicable Valuation Date in the form of Phantom Stock Credits.

(ii) The number of such Phantom Stock Credits to be credited to each Participant’s Account from deferral of all or a portion of the Annual Stock Retainer shall be the number of shares of Common Stock deferred and shall be credited as of the date the Annual Stock Retainer would otherwise be paid. The number of such Phantom Stock Credits to be credited to each Participant’s Account as of any Valuation Date from all other Deferred Compensation shall be determined by dividing (A) the aggregate dollar amount of such other Deferred Compensation that otherwise would have been payable to the Participant during the calendar quarter ending on such Valuation Date absent the Participant’s election to defer such amount pursuant to the Plan, by (B) the Fair Market Value of one share of Common Stock on such Valuation Date. Phantom Stock Credits shall be added to the Phantom Stock Credits previously credited to the Participant’s Account and may be credited to such Account in whole or fractional units as applicable.

(d) Dividend Equivalents. As of each Valuation Date, each Participant’s Account that has a balance of Phantom Stock Credits shall be credited with dividend equivalent Phantom Stock Credits determined by dividing (i) the aggregate dividends that the Participant would have received during the calendar quarter ending on such Valuation Date if the Participant were the owner of record throughout such calendar quarter of a number of whole shares of Common Stock equal to the number of whole Phantom Stock Credits credited to such Participant’s Account as of such Valuation Date (but prior to the crediting of any Deferred Compensation on such Valuation Date), by (ii) the Fair Market Value of one share of

Common Stock on such Valuation Date. Dividend equivalent Phantom Stock Credits shall be added to the Phantom Stock Credits previously credited to the Participant’s Account and may be credited to such Account in whole or fractional units as applicable.

(e) Adjustments. The Committee shall adjust the Phantom Stock Credits credited to each Participant’s Account and the number of shares of Common Stock authorized to be issued under the Plan, as appropriate, to reflect any stock dividend, stock split, combination of shares, merger, share exchange, consolidation or any other change in the corporate structure or shares of the Sponsor.

7.    Distributions of Deferred Compensation Accounts

(a) Phantom Stock Credits may be redeemed only for whole shares of Common Stock in accordance with the provisions of the Plan. No fractional shares of Common Stock shall be distributable under the Plan.

(b) Each Participant shall elect, in his or her first Deferral Agreement properly filed under the Plan, the method of payment of distributions of the Participant’s Account. The method of payment elected in a Deferral Agreement shall remain in effect with respect to deferrals under the Plan in subsequent calendar years until a revised Deferral Agreement is filed with the Committee that modifies the method of payment election in effect under the current Deferral Agreement on file with the Committee. Any such modifications to the method of payment election shall be effective as to deferrals under the Plan on or after January 1 of the calendar year immediately following the year in which the revised Deferral Agreement is received by the Committee. An election as to method of payment shall be irrevocable with respect to the deferrals in the calendar year to which such method of payment election applies. A Participant may elect to receive distributions in a number of substantially equal annual or quarterly installments (which shall include dividend equivalent Phantom Stock Credits) not to exceed ten (10) if the installment payments are to be made annually, and not to exceed forty (40) if the installment payments are to be made quarterly. If a Participant elects to receive distributions in annual installments, the first installment payment shall be made during the first calendar quarter of the calendar year immediately following the calendar year in which the Participant ceases to be a Director, and shall be based on the value of the Participant’s Account as of the Valuation Date occurring in the last calendar quarter of the calendar year in which the Participant ceases to be a Director. If a Participant elects to receive distributions in quarterly installments, the first installment payment shall be made during the first calendar quarter immediately following the calendar quarter in which the Participant ceases to be a Director, and shall be based on the value of the Participant’s Account as of the Valuation Date occurring in the calendar quarter in which the Participant ceases to be a Director. Amounts held for installment payments shall continue to be credited with dividend equivalent Phantom Stock Credits. Subsequent installments shall be made during each succeeding calendar quarter, if installment payments are to be made quarterly, or during the first calendar quarter of each succeeding calendar year, if installment payments are to be made annually, until the entire balance of such Participant’s Account due to that Participant has been paid. All distributions shall be based on the value of or the number of Phantom Stock Credits allocated to the Participant’s Account as of the Valuation Date immediately preceding such distribution.

(c) The Committee shall in all events make a single lump sum payment, notwithstanding the periodic method elected by the Participant, if the balance of the Participant’s Account at the time of commencement of benefits is less than Fifty Thousand Dollars ($50,000). The distribution shall be based on the value of the Participant’s Account as of the Valuation Date immediately preceding such distribution.

(d) In the event a Participant ceases to be a Director and becomes employed by any governmental agency that has jurisdiction over the activities of the Sponsor or an Affiliate (all as determined by the Committee), the entire unpaid balance of all of such Participant’s Account shall be paid immediately, in a single lump sum payment, without regard to the timing of distributions elected pursuant to Section 7(b), subject to Section 409A of the Code. The distribution shall be based on the value of the Participant’s Account as of the Valuation Date immediately preceding such distribution.

(e) If a Participant dies before full payment is made of such Participant’s Account, the unpaid balance of such Account shall be paid to the surviving Beneficiary designated in writing by the Participant, on a form established from time to time by the Committee for such purpose and delivered to the Committee, in one lump sum payment. The filing of a designation of Beneficiary shall be deemed automatically to revoke any previously filed Beneficiary designation. If (i) no designation shall be in effect, or (ii) no designated Beneficiary survives the Participant, or (iii) the designated Beneficiary is the Participant’s estate, then the unpaid balance at the Participant’s death shall be paid to the estate of the Participant in one lump sum payment. Payment to the Participant’s estate or Beneficiary shall be made during the calendar quarter immediately following the calendar quarter in which the Participant dies. All distributions shall be based on the value of the Participant’s Account as of the Valuation Date immediately preceding such distribution.

(f) In the event a Participant failed to timely elect the method of payment in a Deferral Agreement properly filed under the Plan for the deferrals for a calendar year, the balance of the Participant’s Account attributable to the deferrals for such calendar year shall be paid in a single lump sum payment during the calendar quarter immediately following the calendar quarter in which the Participant ceases to be a Director. The distribution shall be based on the value of that portion of the Participant’s Account as of the Valuation Date immediately preceding such distribution.

8.    Assignment and Payments Upon Incapacity

(a) No right of any Participant or Beneficiary in the Plan to receipt of a Participant’s Account shall be assignable or subject to anticipation, encumbrance, sale, pledge, alienation, execution, levy, attachment, charge or any other form of transfer or encumbrance of any nature whatsoever except that a Participant may name a Beneficiary in respect of the rights of the Participant in the event of such Participant’s death. Upon the occurrence of any event deemed by the Corporation to be in violation, attempted violation or to evidence any danger of violation of the prohibition on transfers and encumbrances described in this Section 8(a), all as determined by the Committee, the Corporation may refuse to honor such transfer or encumbrance and make payment, when due, to anyone else deemed by the Corporation to be a natural object of the bounty of the Participant or Beneficiary to whom such withheld payments would otherwise have been made.

(b) If the Committee shall find that any person to whom any payment is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Corporation to make such payment to the Participant.

9.    Amendment or Discontinuance of Plan

(a) Except as provided in Section 9(d), the Board of Directors of the Sponsor shall be vested with the sole power to amend the Plan, subject to applicable law including without limitation Code Section 409A and stock exchange requirements, at any time and in any manner (whether in toto or with respect to an individual Participant) in such respects as the Board of Directors of the Sponsor may deem advisable by an instrument in writing, which amendment shall be binding on all parties, subject to the principles contained in Section 9(c). If required by any applicable stock exchange or any statute, rule or regulation including without limitation Section 16(b) of the Securities Exchange Act of 1934, amendment by the Board shall be subject to approval by the stockholders of the Sponsor. Notice of any such amendment shall be provided to all Participants and to each Corporation promptly.

(b) The Board of Directors of the Sponsor may, by resolution, discontinue the participation of any Affiliate in the Plan. Notice of such discontinuance shall be provided to the Committee and each affected Participant promptly.

(c) Notwithstanding the foregoing, but subject to Section 9(d), no amendment or discontinuance of the Plan shall affect Participant’s deferral elections for the calendar year of such amendment or termination, Participants’ rights to receive distributions of their Accounts and/or the timing of such distributions attributable to fees deferred (including dividend equivalent Phantom Stock Credits) prior to the effective date of such amendment or discontinuance, except to the extent permitted by Code Section 409A.

(d) The Board of Directors of the Sponsor reserves the right to terminate its sponsorship of the Plan, by resolution adopted by a majority of its entire Board of Directors, provided that at least thirty (30) days advance written notice is provided to each other Corporation. Any such termination shall not affect Participants’ deferral elections for the calendar year of termination, rights to receive distributions of their Accounts and/or the timing of such distributions attributable to fees and Common Stock deferred (including dividend equivalent Phantom Stock Credits) prior to the end of the calendar year in which occurs such termination, except to the extent permitted by Code Section 409A. Notwithstanding the above or the other provisions of the Plan, the Board of Directors of the Sponsor reserves the right to terminate the Plan and provide for the cessation of all deferral elections and the distribution of all Accounts hereunder within 12 months of a “Change in Control” as such term is defined for purposes of Code Section 409A and any regulations, rulings or notices thereunder including without limitation IRS Notice 2005-1.

10.    Plan Not Funded

(a) The Accounts under Plan are not funded. Neither the Sponsor nor any Affiliate shall be required to reserve, or otherwise set aside, physically or legally, any funds for the payment of any obligations with respect to Accounts established hereunder. Benefits payable hereunder shall be paid out of the general assets of the Sponsor or an Affiliate and shall not be secured by any form of trust, escrow, evidence of indebtedness or otherwise. No person having rights under the Plan shall be deemed to have any property interest, legal or equitable, in any specific asset of the Sponsor or any Affiliate or any Common Stock of the Sponsor, and, to the extent that any person acquires any right to receive payments under the Plan, such right shall be no greater than, nor shall it have preference or priority over, the rights of any unsecured general creditor of the Sponsor or any Affiliate.

(b) A Corporation shall have the right, but shall not be required, to segregate funds in its financial records equal to the aggregate Accounts of its Directors, and to invest such funds or to direct the investment of such funds in order to produce an income return, but such funds and the earnings thereon shall remain solely as an asset of the Corporation.

11.    Copies of Plan Available

Copies of the Plan and any and all amendments thereto shall be provided to all Participants and made available to all members of the Board of Directors and Participants during normal business hours at the office of the General Counsel of the Sponsor.

12.    Application of Plan

The Plan embodies the terms and conditions of an unfunded deferred compensation plan of the Sponsor and participating Affiliates, for the benefit of their respective Directors, which shall be governed by this instrument and referred to as the “Plan.”

13.    Common Directors

In the event that a Director serves on the Board of Directors of more than one Corporation, the Director must execute a separate election form as to each Corporation for which the Director desires to have Deferred Compensation.

14.    Binding on Successors

In the event that the Corporation (or any entity resulting from any merger or consolidation referred to in this Section 14 or which shall be a purchaser or transferee so referred to) shall at any time be merged or consolidated into or with any other entity or entities or in the event that substantially all of the assets of the Corporation or any such entity shall be sold or otherwise transferred to another entity, the provisions of the Plan shall be binding upon and shall inure to the benefit of the continuing entity in (or the entity resulting from) such merger or consolidation or the entity to which such assets shall be sold or transferred. Except as provided in the preceding sentence, the Plan shall not be assignable by a Corporation or by any entity referred to in this Section 14. The obligations and rights of a Participant under the Plan shall not be assignable, but, in the event of the Participant’s death, such obligations and rights shall be binding upon and inure to the benefit of such Participant’s heirs, executors or administrators.

15.    Continuation as Director

The Plan or the payment of any benefits hereunder shall not be construed as giving to any Director any right to be retained as a member of the Board of Directors of any Corporation.

16.    Participation by Members of Committee

No member of the Committee shall be precluded from becoming a Participant in the Plan; however, such member shall not be entitled to vote or act upon matters, or sign any documents, relating specifically to such member’s own participation under the Plan, except when such matters or documents relate to benefits and administrative matters generally. If this disqualification results in the lack of a quorum, then the Sponsor’s Board of Directors shall appoint a sufficient number of temporary members of the Committee who shall serve for the sole purpose of determining such a question.

17.    Hardship Withdrawals

For an “unforeseeable emergency” beyond the Participant’s control, and which would cause the Participant severe financial hardship if early withdrawal were not permitted, such Participant may apply to the Committee for withdrawals from the Plan prior to termination of the Participant’s service as a Director of the Corporation; provided, however, that no early withdrawals shall be permitted with respect to any Participant while such Participant is a Director of the Sponsor. If such application for withdrawal is approved by the Committee, the withdrawal will be effective at the later of the dates specified in the Participant’s application or the date of approval by the Committee. The Committee shall direct the Sponsor to pay such amount in shares of Common Stock attributable to the balance in such Participant’s Account (determined as of the Valuation Date immediately preceding such distribution) up to the amount necessary to meet the financial emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The term “unforeseeable emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, or such other circumstances as may be permitted under Section 409A of the Code.

18.    Claims Procedure

Any claim for benefits or payments under the Plan by Participants or Beneficiaries shall be made in writing and delivered to the Committee at the principal office of the Sponsor. If the Participant or Beneficiary believes he or she has been denied any benefits or payments under the Plan, either in total or in an amount less than the full benefit or payment the claimant would normally be entitled to receive, the Committee shall advise the claimant in writing of the amount of the benefit, or payment; if any, and the specific reasons for the denial. The Committee shall also furnish the claimant at that time with a written notice containing:

(a) A specific reference to pertinent provisions of the Plan.

(b) A description of any additional material or information necessary for the claimant to perfect this claim, if possible, and an explanation of why such material or information is needed.

(c) An explanation of the following claim review procedure.

Within sixty (60) days of receipt of the information described above, the claimant shall, if further review is desired, file a written request for reconsideration with the Committee. So long as the claimant’s request for review is pending (including such sixty (60) day period), the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Committee.

A final and binding decision shall be made by the Committee within sixty (60) days of the filing by the claimant of the request for reconsideration; provided, however, that if the Committee, in its discretion, feels that a hearing with the claimant or his or her representative present is necessary or desirable, this period shall be extended an additional sixty (60) days.

The decision by the Committee shall be conveyed to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent provisions of the Plan on which the decision is based.

The Committee shall use ordinary care and diligence in the performance of its duties. The Committee shall be entitled to rely conclusively, and shall be fully protected in any action or omission taken by it in good faith reliance, upon the advice or opinions of any persons, firms or agents retained by it, including, but not limited to, accountants, actuaries, counsel and other specialists. Nothing contained herein shall preclude any Corporation from indemnifying any member of the Committee for all actions under the Plan, or from purchasing liability insurance to protect such persons serving thereon with respect to their duties pursuant to the Plan.

19.    Governing Law

Except to the extent preempted by applicable Federal laws, the Plan shall be construed according to the laws of the State of Maryland, other than its conflict of laws principles, and so as to comply with any applicable securities exchange rules or regulations.

IN WITNESS WHEREOF, the duly authorized officers of Mercantile Bankshares Corporation have signed and sealed this Plan on behalf of Mercantile Bankshares Corporation as of the      day of                    , 2005.

ATTEST:	MERCANTILE BANKSHARES CORPORATION

Secretary	President

[SEAL]

ANNUAL MEETING OF STOCKHOLDERS OF

MERCANTILE BANKSHARES CORPORATION

May 10, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not authorizing your proxy by telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors ☐ FOR ALL NOMINEES	NOMINEES: ☐ E. Brown ☐ A. Deering	2. Ratification of appointment of PricewaterhouseCoopers LLP as the independent auditors for Bankshares.	☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ F. Hrabowski ☐ J. Morgan ☐ C. Rose	3. Approval of the Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)	☐ D. Shepard ☐ J. Wilson	4. In their discretion, to vote and otherwise represent the undersigned on such other matters as may properly come before the Annual Meeting.

Receipt of notice of the Annual Meeting and Proxy Statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this Proxy. The undersigned hereby revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MERCANTILE BANKSHARES CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Mercantile Bankshares Corporation, a Maryland corporation (“Bankshares”), hereby appoints Edward J. Kelly, III and John L. Unger, and each of them, as proxies of the undersigned with full power of substitution in each, to act and vote at the Annual Meeting of Stockholders of Bankshares to be held at Two Hopkins Plaza, Baltimore, MD 21201 on Tuesday, May 10, 2005, at 10:30 a.m., local time, and at any adjournment or postponement thereof.

The shares represented by this Proxy will be voted as directed or, if directions are not indicated, will be voted for each of the nominees for Directors and for each of the other proposals described in the Proxy Statement and in the discretion of the Proxy holders on any other matter that properly comes before the Annual Meeting. If a Director or nominee is unable to serve, the Proxies may vote for a substitute nominee.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

MERCANTILE BANKSHARES CORPORATION

May 10, 2005

Please date, sign and mail

your proxy card in the envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors ☐ FOR ALL NOMINEES	NOMINEES: ☐ E. Brown ☐ A. Deering	2. Ratification of appointment of PricewaterhouseCoopers LLP as the independent auditors for Bankshares.	☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ F. Hrabowski ☐ J. Morgan ☐ C. Rose	3. Approval of the Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)	☐ D. Shepard ☐ J. Wilson	4. In their discretion, to vote and otherwise represent the undersigned on such other matters as may properly come before the Annual Meeting.

Receipt of notice of the Annual Meeting and Proxy Statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this Proxy. The undersigned hereby revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.